Exhibit 10.15

VISALUS HOLDINGS, LLC

Preferred

Membership Unit Purchase Agreement

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibits

Exhibit A-	Form of Limited Liability Company Agreement

Exhibit B-	Form of Registration Rights Agreement

Exhibit C-	Form of Put Agreement

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VISALUS HOLDINGS, LLC

PREFERRED MEMBERSHIP UNIT PURCHASE AGREEMENT

THIS PREFERRED MEMBERSHIP UNIT PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of November 25, 2005, by and among VISALUS HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and Ropart Asset Management Fund, LLC, a Delaware limited liability company (hereinafter referred to as “RAM” and/or “Purchaser”).

Recitals

WHEREAS, RAM desires to purchase, and the Company agrees to sell, one million, five hundred thousand (1,500,000) Series A Convertible Participating Preferred Units of the Company (the “Units”) pursuant to the terms and conditions of this Agreement.

WHEREAS, in connection with the transactions contemplated herein the parties intend, as of the Closing Date (as defined below), to enter into an Amended and Restated Limited Liability Company Agreement of the Company substantially in the form attached as Exhibit A hereto (the “LLC Agreement”), a Registration Rights Agreement substantially in the form attached as Exhibit B hereto (the “Registration Rights Agreement”) and a Put Agreement substantially in the form attached as Exhibit C hereto (the “Put Agreement” and, together with this Agreement, the LLC Agreement and the Registration Rights Agreement, the “Transaction Documents”).

NOW, THEREFORE, IN CONSIDERATION of the mutual promises contained herein and made pursuant hereto, and good and available consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Article 1

Authorization and Sale of Units and Commitment of Purchaser

1.1 Authorization of the Units. The Company has authorized (i) the sale and issuance of the Units and (ii) the issuance of such Class A Common Units of the Company as are to be issued upon conversion of the Units (the “Conversion Units”). The Units and the Conversion Units shall have the rights, restrictions, privileges and preferences as set forth in the LLC Agreement.

1.2 Sale of the Units. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to RAM, and RAM will purchase from the Company, the Units at a purchase price of ONE DOLLAR AND 00/100 CENTS ($1.00) per Unit.

Article 2

Closing Date; Delivery; Preferred Unit Terms

2.1 Closing Date. The closing of the purchase and sale of the Units hereunder (the “Closing”) shall be held at the offices of Finn Dixon & Herling LLP, One Landmark Square, Stamford, Connecticut 06901 at 10:00 a.m., local time, on such date (the “Closing Date”) as is five business days after the satisfaction of the conditions set forth in Sections 5.5, 5.10, 5.11 and 5.12 hereof, or at such other time and place as shall be mutually agreed upon by the Company and RAM.

2.2 Payment of Purchase Price. On the Closing Date and upon satisfaction of the conditions set forth in Article 5 hereof, RAM shall pay to the Company a total of one million, five hundred thousand dollars ($1,500,000) by wire transfer of immediately available funds as follows: (i) to each of the holders of the promissory notes and warrants described on Schedule 7.4 hereto such amount as is set forth in the Payoff Letter (as defined below) for each such holder (not to exceed $1,500,000 in the aggregate); (ii) to the Company an amount equal to one million, five hundred thousand dollars ($1,500,000) less the aggregate amount paid pursuant to (i) above.

Article 3

Representations and Warranties of the Company

For purposes of these representations and warranties (other than those in Sections 3.2, 3.3, and 3.4), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein. The Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization and Standing; Certificate of Formation and Operating Agreement. The Company is duly organized and validly existing under the laws of the state of its formation and is in good standing under such laws. The Company has all requisite limited liability company power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is or will be within 30 days of the Closing Date duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company’s business as presently conducted and as currently proposed to be conducted. The Company has provided to RAM true, correct and complete copies of its Certificate of Formation and Operating Agreement, as presently in effect.

3.2 Subsidiaries. The Company is, or on the Closing Date will be, the owner of all of the issued and outstanding shares of FVA Ventures, Inc. Except for FVA Ventures, Inc. and the common shares thereof, the Company has no subsidiaries and does not own of record or beneficially any equity interest or investment in any corporation, association or business entity.

3.3 Capitalization.

(a) As of the date of this Agreement, the Company’s authorized capital consists of three classes of Membership Units: Common A, Common B and Preferred. As of the date of this Agreement, there are no issued and outstanding Common B Membership Interests of the Company and no issued and outstanding Preferred Membership Interests of the Company. The issued and outstanding Common A Membership Interests of the Company are owned as follows: Ryan Blair - 33 and 1/3%, Blake Mallen - 33 and 1/3% and Nick Samicola - 33 and 1/3%. Collectively, Ryan Blair, Blake Mallen and Nick Samicola own 100% of the issued and outstanding equity interest in the Company.

(b) Immediately after the Closing, the Company’s authorized capital shall consist of (a) four million six hundred thirty thousand four hundred thirty four (4,630,434) Class A Common Units, of which four million six hundred thirty thousand four hundred thirty four (4,630,434) units will be issued and outstanding, (b) three hundred ninety-one thousand three hundred five (391,305) Class B Common Units, of which none (0) will be issued and outstanding and (c) one million, five hundred thousand (1,500,000) Series A Convertible Participating Preferred Membership Units, of which one million, five hundred thousand (1,500,000) will be issued and outstanding.

The Class A and Class B Common Units of the Company are, or will be, as applicable, duly and validly issued, fully paid and nonassessable, and such units, and all outstanding options, warrants, convertible notes, and other securities of the Company, have been, or will have been, as applicable, issued in full compliance with the applicable exemptions from the Securities Act of 1933, as amended (the “Securities Act”), the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of States of the United States, including, without limitation, anti-fraud provisions. The Units and the Conversion Units will be duly and validly issued, fully paid and nonassessable.

The Company has reserved three hundred ninety-one thousand three hundred five (391,305) Class B Common Units for issuance pursuant to a Membership Unit Option Plan (the “Plan”).

Except for the Class B Common Units to be issued pursuant to the Plan, there are no outstanding anti-dilution, pre-emptive, first refusal, first offer or other preferential rights, conversion rights or other rights, options, warrants, instruments or agreements granted or issued by or binding upon the Company for the issuance, purchase or acquisition of, or conversion or exercise into, any Class A or Class B Common Units or Series A Convertible Participating Preferred Units or any other securities of the Company. The Company is not obligated under any agreement, arrangement or understanding to redeem or otherwise purchase any of its membership interests or other equity interests. The Company holds none of its membership interests or other equity interests in its treasury. Except as contemplated by this Agreement, there are no agreements, written or oral, between the Company and any holder of its membership interests or other equity interests, or, to the knowledge of the Company, among any holders of its membership interests or other equity interests, relating to the voting of the membership interests or other equity interests of the Company.

(c) Neither the offer nor the issuance or sale of the Units constitute or will constitute an event, which shall either increase the number of membership units of the Company issuable upon conversion of any securities or upon exercise of any warrant or right to subscribe to or purchase any membership unit of the Company or similar security, or decrease the consideration per membership unit of the Company to be received by the Company upon such conversion or exercise.

3.4 Authorization. All corporate action on the part of the Company, its board of managers, officers and members necessary for the authorization, execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated herein and therein, and for the authorization, issuance, sale and delivery of the Units and the Conversion Units has been taken or will be taken prior to the Closing. The Transaction Documents constitute valid and binding obligations of the Company, enforceable in accordance with each of their terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors’ rights generally, including rules of law governing specific performance, injunctive relief or other equitable remedies. The Units are not subject to any preemptive rights or rights of first refusal. The Units, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws (based in part upon the representations of the Purchaser contained herein), will be free of any liens or encumbrances, and will be free of restrictions on transfer other than under this Agreement, the LLC Agreement and state and/or federal securities laws. The Conversion Units have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the LLC Agreement.

3.5 Litigation. There are no actions, suits, proceedings or investigations pending or threatened against the Company or any of its properties before any court or governmental agency or claims asserted, nor, to the Company’s knowledge, is there any basis therefor. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving prior employment of any of the Company’s employees or former employees or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

3.6 Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority or any third party is required in connection with the Company’s valid execution, delivery or performance of the Transaction Documents, or the offer, sale or issuance of the Units by the Company, the conversion of the Units, the issuance of the Conversion Units, or the consummation of any other transaction contemplated on the part of the Company hereby or thereby, except filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings the Company shall complete within the lesser of fifteen (15) days of the Closing Date or the required statutory period.

3.7 Title to Properties; Liens and Encumbrances. The Company has good and marketable title to its properties and assets and, with respect to the property and assets leased by the Company, holds valid leasehold interests therein, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen’s or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) liens arising from equipment loans entered into in the ordinary course of business.

3.8 Proprietary Information and Other Rights. The Company has title and ownership of all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, licenses, information, proprietary rights and processes (collectively, “Proprietary Information”) necessary for its business as now conducted and as presently proposed to be conducted without, except as set forth on Schedule 3.8 hereto, any conflict with or infringement of the rights of others. To the Company’s knowledge, it possesses no licenses, patents or patent applications which conflict with or infringe the rights of others. There are no outstanding options, licenses or agreements of any kind relating to its Proprietary Information, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, inventions, franchises, licenses, information, proprietary rights and processes of any other person or entity other than shrink wrap or pre-installed software licensed by the Company in the ordinary course of business. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity. To the best knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted. Neither the execution nor delivery of the Transaction Documents nor the carrying on of the Company’s business by the employees of the Company nor the conduct of the Company’s business as proposed, will, to the best of the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe nor does it have any reason to believe it is or will be necessary to utilize any inventions of any of its employees (or people they currently intend to hire) made prior to the employment of any such person by the Company. Since its organization, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Proprietary Information and to prevent its Proprietary Information from being generally known or known by competitors.

3.9 Offering. Subject to the truth and accuracy of the Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the qualification requirements of the state of Delaware.

3.10 Compliance with Other Instruments. The Company is not in any violation or default of any term of its organization or governing documents, any material term of any material agreement to which the Company is a party, or any judgment, decree, order, statute, rule or regulation to which the Company is subject. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have not resulted and will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any rights granted under any license, distribution or other agreement.

3.11 Employees. To the Company’s knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company.

3.12 Registration Rights. The Company is not under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued except as set forth in the Registration Rights Agreement.

3.13 Disclosure; No undisclosed Liabilities. The Company has fully provided the Purchaser with all the information available to the Company which Purchaser has requested for deciding whether to acquire the Units and all information that the Company believes is reasonably necessary to enable the Purchaser to make the decision to acquire the Units. No representation or warranty of the company contained in this Agreement, and no certificate furnished or to be furnished to Purchaser at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Any projections were prepared in good faith; however, the Company does not warrant that it will achieve any projected results. The Company does not have any liability that is not readily apparent from the information provided by the Company to the Purchaser.

3.14 ERISA Plans. The Company does not have any Employee Pension Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

3.15 Tax Elections. The Company has elected to file tax returns as a partnership and shall file all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith.

3.16 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation (individually or in the aggregate) would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The

Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

3.17 Related Party Matters.

(a) Other than standard employee benefits generally made available to all employees, and the purchase of shares of the Company’s membership units and the issuance of options to purchase membership units of the Company, in each instance, approved by the board of managers of the Company (the “Board of Managers”) (or, in the case of any subsidiary, board of directors), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or key employees, or any Affiliate (as defined below) thereof.

(b) The Company is not indebted, directly or indirectly, to any of its managers, directors, officers or employees or to their respective spouses, children or other immediate family members or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses. None of the Company’s managers, directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to the Company or, (ii) to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that managers, directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) publicly traded companies that may compete with the Company. To the Company’s knowledge, none of the Company’s managers, directors, officers or employees or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any contract with the Company. None of the Company’s managers, directors or officers or employees, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s major business relationship partners, service providers, joint venture partners, licensees and competitors.

(c) For the purposes of this Agreement, “Affiliate” means with respect to any person or entity (a “Person”) any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, manager, officer, director, or member of such Person.

Article 4

Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company as follows:

4.1 No Registration. Purchaser understands that the Units (and the Conversion Units) have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of the Purchaser below or otherwise made hereunder.

4.2 Investment Experience. Purchaser or its professional advisor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

4.3 Suitability Requirements. The Purchaser hereby represents that it qualifies as an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Act, and must demonstrate the basis for such qualification. To be an accredited investor, an investor must fall within any of the following categories at the time of the sale of any Units to the Purchaser:

(a) A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(c) An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; a corporation; a Massachusetts or similar business trust; or a partnership; in each case, not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000;

(d) A director or executive officer of the Company;

(e) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Units exceeds $1,000,000;

(f) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

(h) An entity in which all of the equity owners are accredited investors (as defined above).

(i) As used in this document, the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purpose of (e) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.

In order to meet the conditions for exemption from the registration requirements under the securities laws of certain jurisdictions, investors who are residents of such jurisdictions may be required to meet additional suitability requirements.

4.4 Access to Information. Purchaser has had full opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and has had full access to the Company’s officers and, to the Purchaser’s knowledge, such other information concerning the Company as it has requested.

4.5 Investment. Purchaser is acquiring the Units to be issued and sold hereunder (and the Conversion Units) for investment for its own account, and not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Units or the Conversion Units are registered pursuant to the Act, or an exemption from such registration is available, and that the Company has no present intention of registering the Units or the Conversion Units. Purchaser further understands that there is no assurance that any exemption from the Act will be available or, if available, that such exemption will allow Purchaser to dispose of or otherwise transfer any or all of the Units or the Conversion Units under the circumstances in the amounts or at the times Purchaser might propose.

4.6 Authorization. Purchaser has the full power, right and authority to execute and deliver this Agreement, and to perform its obligations hereunder. This Agreement, when executed by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Purchaser in connection with the execution and delivery of this Agreement or the performance of Purchaser’s obligations hereunder.

4.7 Tax Advisors. Purchaser has reviewed with its own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.8 Investor Counsel. Purchaser acknowledges that it has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with its own legal counsel.

4.9 Resale Under Rule 144. Purchaser acknowledges that it is aware of Rule 144 promulgated under the Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Purchaser understands that under Rule 144, except as otherwise provided by section (k) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, and limitations on the amount of securities to be sold and the manner of sale. Purchaser understands that the current information referred to above is not now available and the Company has no present plans to make such information available. Purchaser acknowledges and understands that, notwithstanding the Company’s obligations under the Registration Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time it wishes to sell the Units or any Conversion Units, and that, in such event, it may be precluded from selling such Membership Units under such Rule, even if the other requirements of such Rule have been satisfied. Purchaser acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Act, compliance with the SEC’s Regulation A or an exemption from registration will be required for any disposition of the Units and the Conversion Units. Purchaser understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.10 Residency. The residency of Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth in Section 8.4 hereof.

4.11 Disclosure of Information. Purchaser has read the Company’s literature regarding its business operations. Purchaser has also had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to the Purchaser’s satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects but were not an exhaustive description.

Article 5

Conditions to Closing of the Purchaser

RAM’S obligation to purchase the Units at the Closing is subject to the fulfillment of each of the following conditions:

5.1 Representations and Warranties Correct. The representations and warranties made by the Company pursuant to Article 3 hereof shall be true and correct as of the Closing Date.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

5.3 Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.8 and 5.10 have been fulfilled.

5.4 Good Standing Certificate: No Changes in Governing Documents. The Company shall have delivered to RAM a certificate dated as of the most recent practicable date prior to the Closing Date issued by the Secretary of State of Delaware to the effect that the Company is duly organized, validly existing and in good standing. Except as contemplated by this Agreement, there shall have been no change in or amendment to the Certificate of Formation or Limited Liability Company Agreement of the Company.

5.5 Authorizations. All material governmental authorizations, consents, approvals, exemptions, or other actions required to issue or purchase the Units pursuant to this Agreement, shall have been obtained and shall be in full force and effect.

5.6 No Material Adverse Change. From November 1, 2005, through the date of Closing, there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

5.7 Minimum Closing. At the Closing, RAM shall have purchased Units having an aggregate purchase price of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000).

5.8 Reservation of Conversion Units. The units of the Conversion Units issuable upon conversion of the Units shall have been duly authorized and reserved for issuance upon such conversion.

5.9 Transaction Documents. The Company shall have delivered duly executed copies of the LLC Agreement, the Registration Rights Agreement and the Put Agreement.

5.10 Completion of Certain Transactions. The Company shall have completed the acquisition of all of the issued and outstanding equity securities of FVA Ventures, Inc. and the merger of Future Vision Alliance, LLC with and into FVA Ventures, Inc. shall have been completed

5.11 Payoff Letters. The Company shall have delivered to RAM executed payoff letters in form and substance satisfactory to RAM from each holder of a promissory note or warrant issued by Company, including, without limitation, those listed on Schedule 7.4 hereto, providing for the cancellation of such promissory note or warrant and the termination of all obligations thereunder upon payment of a specified payoff amount (the “Payoff Letters”).

5.12 Due Diligence. RAM shall have completed and be satisfied with the results of its due diligence examination of the Company.

Article 6

Conditions to Closing of the Company

The Company’s obligation to sell the Units at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

6.1 Representations. The representations made by RAM pursuant to Article 4 hereof shall be true and correct as of the Closing Date.

6.2 Payment of Purchase Price. At Closing, RAM shall pay to or on behalf of the Company the purchase price for the Units, in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) in accordance with Section 2.2 hereof.

6.3 Transaction Documents. The Purchaser shall have delivered duly executed copies of the LLC Agreement, the Registration Rights Agreement and the Put Agreement.

Article 7

Affirmative Covenants of the Company and RAM

7.1 Normal Course. From the date hereof until the Closing Date, except as otherwise expressly contemplated by this Agreement the Company covenants that it will do, and will cause its subsidiaries to do, the following:

(i) maintain its and their limited liability company or corporate existence in good standing;

(ii) maintain the general character of their business;

(iii) maintain all presently existing insurance coverage under which they are beneficiaries relating to the business, operations, or assets of the Company and its subsidiaries, to preserve the business organization of the Company and its subsidiaries intact, to keep the services of the present principal employees of the Company and its subsidiaries, and to preserve the good will of the Company and its subsidiaries and its and their material suppliers and customers and others having material business relationships with the Company and/or its subsidiaries;

(iv) permit RAM, its representatives and its lenders full access to the Company’s and its subsidiaries’ management, minute books, other books and records, contracts, agreements, properties, and operations at all reasonable times; and

in all respects conduct the business of the Company and its subsidiaries in the usual and ordinary manner consistent with past practice.

7.2 Provision of Due Diligence Materials. The Company covenants that it will provide to RAM by 5:00 p.m. Eastern Standard Time on November 29, 2005, all due diligence material concerning the Company, FVA Ventures, Inc., Future Vision Alliance, LLC and Path Connect, Inc. that is reasonably requested by RAM prior to 5:00 p.m. Eastern Standard Time on November 23, 2005.

7.3 Vesting of Common Units. The Company covenants that unless otherwise unanimously approved by the Board of Managers, all options granted to service providers shall vest as follows: one twenty fourth (1/24) every month for 24 months.

7.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Units to repay certain indebtedness (as set forth on Schedule 7.4 hereto) and retire certain warrants (as set forth on Schedule 7.4 hereto), repay any existing credit card debt (as set forth on Schedule 7.4 hereto), for working capital and general corporate purposes.

7.5 Insurance. The Company covenants that, if so requested by RAM, the Company and/or its operating subsidiaries shall purchase product liability insurance.

7.6 Controller. The Company covenants that it will hire an individual to be the controller of the Company within one month of the Closing Date, such individual to be acceptable to RAM.

7.7 Audit. The Company covenants that it will arrange for the performance of an audit of the Company, including its subsidiaries, for the period from March 31, 2005 through December 31, 2005, with such audit to be completed by March 1, 2006.

7.8 Compliance with Laws. If and to the extent that RAM or the Company should identify any areas in which the Company and/or its subsidiaries and their operations are not in full compliance with applicable law, the Company agrees to take and to cause its subsidiaries to take such steps as are necessary within 30 days after of the Closing date to rectify such non-compliance to the satisfaction of RAM.

7.9 Efforts to Satisfy Conditions. The Company will use commercially reasonable efforts to satisfy the conditions set forth in Article 5 hereof that are within the Company’s control.

Article 8

Indemnification

8.1 Indemnification. Subject to the terms and conditions of this Article 8, the Company hereby agrees to indemnify, defend and hold harmless each of the Purchaser and its Affiliates and each of their respective successors and assigns, representatives, directors, officers, members, partners, employees and agents of such Persons (collectively, the “Investor Group”) from and against all claims, actions or causes of action, assessments, demands, losses, damages, judgments, settlements, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys’ and accounting fees and expenses of any nature whatsoever, whether actual or consequential (collectively, “Damages”), asserted against, imposed upon or incurred by any member of the Investor Group by reason of or resulting from:

(a) any inaccuracy or breach of a representation or warranty made by the Company in this Agreement; provided, that for purposes of this provision, with respect to any provision that is qualified by materiality, material adverse effect or knowledge, a breach of such representation or warranty shall be deemed to occur if there would have been a breach of such representation or warranty absent such qualification; or

(b) the breach of, or default in the performance by the Company of, any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto;

8.2 Non-Exclusive Remedy. The indemnification remedies provided in this Article 8 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other contract, under any foreign, federal or state order, statute, rule or regulation or otherwise).

8.3 Conditions of Indemnification. The obligations and liabilities of the Company to indemnify the Investor Group under Section 8.1 hereof with respect to Damage claims, resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

(a) The indemnified party will give the indemnifying party prompt notice of any such claim, and the indemnifying party will undertake the defense thereof by representatives of its own choosing reasonably satisfactory to the indemnified party; provided, that failure to provide such notice will not relieve the indemnifying party of its obligations hereunder unless (and then solely to the extent) it is actually prejudiced by such failure to receive such notice. If the indemnifying party, within ten (10) days after notice of any such claim, fails to defend such claim, the indemnified party will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party.

(b) Anything in this Section 8.3 to the contrary notwithstanding, (i) an indemnified party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of such claim, (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment (x) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim or (y) as a result of which injunctive or other equitable relief would be imposed against the indemnified party, and (iii) the indemnified party shall have the right to control the defense or settlement of that portion of any claim which seeks an order, injunction or other equitable relief against the indemnified party which, if successful, could materially interfere with the business, operations, assets, financial condition or prospects of the indemnified party; provided, however, that in connection with the defense or settlement of the portion of such claim which seeks equitable relief, the indemnified party shall cooperate with the indemnifying party and use its reasonable best efforts to limit the liability of the indemnifying party for the damages portion of such claim.

Article 9

Miscellaneous

9.1 Governing Law. This Agreement will be interpreted and governed by the laws of the State of Delaware, without reference to conflict of laws principles.

9.2 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

9.3 Modifications. No amendment or modification of this Agreement will be effective unless assented to in writing by the Company and the Purchaser.

9.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to RAM, as indicated below, or at such other address as RAM shall have furnished to the Company in writing, or (c) if to the Company, as indicated below, or at such other address as the Company shall have furnished to RAM in writing.

Ropart Asset Management, LLC

One East Weaver Street

Greenwich, CT 06831

Attention: Todd A. Goergen

Copy to:

Finn Dixon & Herling, LLP

One Landmark Square

Stamford, Connecticut 06901

Attention: Erik A. Bergman, Esq.

Visalus Holdings, LLC

1300 Wilshire Boulevard

Los Angeles, CA 90048

Attention: Ryan Blair

Copy to:

Law In Progress, PC

26895 Aliso Creek Rd. Suite B573

Aliso Viejo CA 92656

Attn: Gerald Wolfe

9.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Purchaser upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Purchaser, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Purchaser of any breach or default under this Agreement, or any waiver on the part of the Purchaser of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

9.6 Separability; Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Agreement.

9.7 Waiver of Conflict. EACH PARTY TO THIS AGREEMENT THAT HAS BEEN OR CONTINUES TO BE REPRESENTED BY LAW IN PROGRESS, PC OR GERALD WOLFE, COUNSEL TO THE COMPANY, HEREBY ACKNOWLEDGES THAT RULE 3-310 OF THE RULES OF PROFESSIONAL CONDUCT PROMULGATED BY THE STATE BAR OF CALIFORNIA REQUIRES AN ATTORNEY TO AVOID REPRESENTATIONS IN WHICH THE ATTORNEY HAS OR HAD A RELATIONSHIP WITH ANOTHER PARTY INTERESTED IN THE REPRESENTATION WITHOUT THE INFORMED WRITTEN CONSENT OF ALL PARTIES AFFECTED. BY EXECUTING THIS AGREEMENT, EACH SUCH PARTY GIVES ITS INFORMED WRITTEN CONSENT TO THE REPRESENTATION OF THE COMPANY BY LAW IN PROGRESS, PC OR GERALD WOLFE IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.9 Entire Agreement; Amendment. This Agreement (including all exhibits hereto), and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.11 Survival of Representations and Warranties. The representations, warranties and covenants of the Company and RAM contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of RAM, their counsel, or the Company, as the case may be.

9.12 Exculpation. RAM acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company.

9.13 Attorneys’ Fees. If any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including attorneys’ fees and costs, incurred in connection with such action, including any appeal of such action.

9.14 Expenses. The Company will reimburse RAM up to FORTY-FIVE THOUSAND DOLLARS ($45,000) for actual documented legal fees and disbursements and due diligence expenses.

9.15 Finder’s Fees. Each party hereto represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.16 Termination.

(a) This Agreement may be terminated prior to the Closing:

(i) By the mutual written consent of RAM and the Company;

(ii) By RAM, in writing, if the Company shall (A) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date; or (B) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within five (5) business days after RAM has notified the Company of its intent to terminate this Agreement pursuant to this subparagraph (B); or

(iii) By RAM, in writing, with immediate effect, if the Closing has not occurred on or before December 15, 2005.

(b) In the event of a termination pursuant to Section 9.16(a), this Agreement shall become void and there shall be no liability or obligation on the part of either party hereto, except for Article 8 and this Section 9.16, which shall survive such termination and except for the liability of any breaching party hereto which shall survive such termination.

IN WITNESS WHEREOF, the undersigned, being duly authorized agents of the parties, have executed this Agreement as of the date first written above.

VISALUS HOLDINGS, LLC

By:	/s/ Ryan Blair
Ryan Blair
Chief Executive Officer

ROPART ASSET MANAGEMENT FUND, LLC

By:	/s/ Todd A. Goergen
Name:
Title:

EXHIBIT A

Form of Limited Liability Company Agreement

THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE, BUT HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND APPLICABLE STATE SECURITIES LAWS. THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY OF SAID INTERESTS IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THIS AGREEMENT AND AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER THAT REGISTRATION IS UNNECESSARY OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS OPERATING AGREEMENT (this “Agreement”) is made and entered into this 16th day of November, 2005, among the following persons (individually referred to herein as a “Member” and collectively referred to herein as “Members”):

RYAN BLAIR

BLAKE MALLEN

NICK SARNICOLA

and the following person or persons (individually and collectively referred to herein as the “Manager” or “Board of Managers”):

RYAN BLAIR

BLAKE MALLEN

NICK SARNICOLA

Whenever there shall be more than one Manager, see Section 8.1(d) for the manner in which decisions are to be made by the Manager.

The term “person” means any individual, sole proprietorship, partnership, limited liability company, corporation, trust or other entity.

W I T N E S S E T H:

WHEREAS, the parties hereto are desirous of establishing and operating a limited liability company under the laws of the State of Delaware (the “State”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1

Formation of Company

1.1 Statutory Authority. The parties hereby agree to form and operate a limited liability company (the “Company”) under and pursuant to the provisions of the Limited Liability Company Act from time to time in force in the State (the “Act”). Except as otherwise expressly provided in this Agreement, the rights and obligations of the Company, its Members and the Manager shall be governed by the Act.

1.2 Filings. The Manager shall file or shall cause to be executed and filed a Certification of Formation conforming to the requirements of the Act in the Office of the Secretary of State of the State and the Manager shall make or cause to be made such other filings and recordings and it shall do or cause to be done such other acts and things conforming thereto as shall constitute compliance with all requirements for the formation of a limited liability company under the Act and the laws of such other states in which the Company elects to do business.

1.3 Membership Units. The Manager is authorized to issue three classes of Membership Units, namely Common A, Common B and Preferred. The only distinction between Common A and Common B is that Common A shall consist of voting interests and Common B shall consist of non voting interests. There shall be no distinction in preferences, qualifications, limitations, restrictions or any other differences, other than voting rights as stated above. Preferred Membership Units shall consist of of the same voting interests as Common A, certain conversion and anti-dilution rights, redemption, as well as preferential treatment in the event of a liquidation, dissolution or other winding up event, as may be more specifically described in this Agreement, a Preferred Membership Unit Purchase Agreement and Registration Rights Agreement to be negotiated at the time of such arrangement.

ARTICLE 2

Name

The name of the Company shall be the name set forth in the heading of this Agreement. The affairs of the Company shall be conducted under the Company name or such other name as the Manager may select in accordance with the Act. The Manager shall execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Company elects to do business. The Company shall have the exclusive ownership of and right to use the Company name and any other name under which the Company shall elect to conduct its affairs as long as the Company continues.

ARTICLE 3

Purpose of the Company

The purpose of the Company shall be to engage in the business of the direct marketing and distribution of health and wellness products and services (the “Business”), and undertake such other business activities thereto as the Manager may determine is in the interests of the Company.

ARTICLE 4

Offices, Records and Agents

4.1 Principal Office of the Company. The principal office of the Company shall be located at such place within or outside the State as the Manager may from time to time designate. The Company may have secondary offices at such other place or places as the Manager may from time to time designate.

4.2 Records to be Maintained. The Manager shall at all times during the continuance of the Company keep at the Company’s principal office such records and information as the Company may be required to maintain in accordance with the Act.

4.3 Registered Office and Registered Agent. The Manager shall designate a registered office and a registered agent for service of process in accordance with the Act. The Manager may from time to time in accordance with the Act change the Company’s registered office and/or registered agent. The Manager shall select and designate a registered office and registered agent for the Company in each other state in which the Company is required to maintain or appoint one.

ARTICLE 5

Term of Existence and Termination of the Company

5.1 Term of the Company. The Company shall commence upon the filing of the Certificate of Formation of the Company with the Office of the Secretary of State and shall continue in perpetuity, unless sooner terminated in accordance with Section 5.2, below.

5.2 Termination. The Company shall terminate prior to the time set forth in Section 5.1:

(a) Sale of Assets. Upon the sale or other disposition of all or substantially all of the Company’s non-cash assets; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company; provided, however, that in the event that such sale or other disposition involves (i) the receipt of a deferred payment obligation, whether or not secured, or (ii) the receipt of payment in whole or in part in kind, then at the Manager’s election the term of the Company shall not end, and it shall continue, subject to the other provisions hereof, until the earlier of the time that (A) the deferred payment obligation shall have been paid in full, (B) the in kind considerations received by the Company shall have been sold or otherwise converted to cash or (C) the Manager elects to terminate the Company and distribute the deferred payment obligation or in kind considerations.

(b) Dissolution by Members. If Members holding not less than all of the Percentage Interests (as hereinafter defined) of the Members shall execute an instrument so stating; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company.

ARTICLE 6

Contributions to Capital

6.1 Capital Contributions. Each Member shall contemporaneously with the execution of this Agreement contribute to the capital of the Company the amount of money or property set forth or described under the heading “Capital Contribution” opposite that Member’s signature hereto.

6.2 Additional Capital Contributions. Except as set forth in this Section 6.2 or as required by the Act, no Member shall be assessed for additional capital contributions. The Members may, by unanimous agreement, at any time or from time to time, make additional capital contributions to the Company.

6.3 Defaulting Members. (a) Rights of Company. The Company shall be entitled to enforce the obligations of each Member to make the contributions specified in this Article, and the Company acting at the direction of the Manager shall have all remedies available at law or in equity in the event any such contribution is not so made. The Company shall be entitled to recover the reasonable attorney’s fees and other costs of enforcing the Members’ obligations under this Article, and shall also be entitled to recover interest on any unpaid contributions, from the due date of such capital contribution, at seven percent (7%) simple interest per annum.

(b) Option on Default. Additionally, should any Member (the “Defaulting Member”) fail to make one of the contributions required of it under this Article, the Defaulting Member shall be in default, and the other Members (the “Optionees”) shall have the right and option (the “Option”) to acquire the Company interest of such Defaulting Member, as follows:

(i) Should any Defaulting Member be in default in making any such contribution, the Manager may send a notice of default to such Defaulting Member. If the default is not cured within 15 days of notice of default (the “Cure Period”), the Manager shall notify the Optionees of the default (the “First Option Notice”) within five days after the expiration of the Cure Period. The First Option Notice shall advise each Optionee of the portion and the price of the Defaulting Member’s interest available to it. The portion available to each Optionee shall be equal to the Defaulting Member’s interest multiplied by a fraction, the numerator of which is such Optionee’s Percentage Interest and the denominator of which is the Percentage Interests of all Members other than the Defaulting Member. The Option shall be exercisable by an Optionee at any time within 10 days after the date of the First Option Notice by delivering to the Manager written notice of exercise together with payment therefor.

(ii) The aggregate price for the Defaulting Member’s interest shall be the lesser of: (A) an amount equal to (1) the balance that would have been in the Defaulting Member’s Capital Account (as defined in Section 7.2) as of the due date of the additional contribution if the Company had terminated on such date and all allocations necessary to determine the ending Capital Accounts of the Members had been effected pursuant to Article 7 and Section 12.1, less (2) any distributions made to the Defaulting Member after such due date to the date of purchase of the Defaulting Member’s interest hereunder (which date shall be the date of payment to the Defaulting Member in accordance with clause (vii), below); and (B) an amount equal to (1) the aggregate amount of the Defaulting Member’s capital contributions, less (2) any distributions made to the Defaulting Member (with such distributions being valued at fair market value as of the date of the distribution) to the date of purchase of the Defaulting Member’s interest hereunder. The portion of the price payable by each Optionee shall be determined pro rata according to the portion of the Defaulting Member’s interest purchased by each such Optionee.

(iii) Should any Optionee not exercise its option within the 10 day period provided in clause (i), above, the Manager shall promptly notify the Optionees who exercised their options pursuant to clause (i), above (the “Second Option Notice”), each of whom may elect to acquire a portion of the Defaulting Member’s interest not so acquired (the “Remaining Portion”) by delivering to the Manager, within five days of the date of the Second Option Notice, written notice of the same, which notice shall include a statement of the maximum amount of the Remaining Portion the Optionee would like to acquire. The portion of the Remaining Portion that may be acquired by each Member shall be determined by the Manager ratably according to the relative maximum amounts that the Members propose to acquire in their notices to the Manager, and the purchase price therefor shall be paid by the Member to the Company immediately upon demand therefor. No Member, however, shall be required to acquire more of the Remaining Portion than the maximum amount it proposed to acquire in its notice to the Company. Said acquisition shall be on the same terms as are provided in clause (ii), above.

(iv) The amount of the Remaining Portion not acquired by the Optionees may, in the Manager’s discretion, be sold to one or more other individuals or entities on terms not more favorable to such parties than those applicable to the Optionees. Any consideration received by the Company for such amount of the Defaulting Member’s interest in excess of the price payable to the Defaulting Member therefor shall be retained by the Company.

(v) In the event that not all of the Remaining Portion is acquired in accordance with clauses (i) through (iv), above, then (A) the Defaulting Member shall be entitled only to receive the value of the unsold Remaining Portion (determined with reference to the aggregate price calculated in accordance with clause (ii), above), payable upon termination of the Company, without interest, and (B) notwithstanding the provisions of Article 7, the Defaulting Member’s Percentage Interest shall be reduced to zero, allocations shall be made to the Defaulting Member so as to cause its Capital Account balance to equal at all times the amount it is entitled to receive pursuant to clause (A), above, and allocations which the Defaulting Member would have otherwise received, to the extent not allocable to Optionees, shall be allocated among the other Members according to their respective Percentage Interests in accordance with the terms of this Agreement. The Defaulting Member shall not be entitled to any distributions other than as contemplated by this clause (v) upon the winding up of the Company.

(vi) Closing of the transfers contemplated by this Section 6.3(b) shall be on or before the 90th day following the end of the Cure Period, as specified by the Manager. At such closing, the Manager shall tender the total purchase price to the Defaulting Member and the Defaulting Member shall accept the same and execute such documents of transfer as the Manager may request. If the Defaulting Member shall not accept the tender or execute said documents, the Manager shall be entitled to execute the documents of transfer for and on behalf of the Defaulting Member with the same effect as if the Defaulting Member had done so itself, and the contemplated transfers shall be deemed closed once the Manager has deposited the funds (A) as an interpleader in any court of competent jurisdiction or (B) in a non-interest bearing escrow account at an established financial institution selected by the Manager under instructions that the same may be withdrawn by the Defaulting Member upon demand.

(vii) Upon exercise of any Option hereunder, the successor to the Defaulting Member’s interest in the Company shall be obligated (A) to contribute to the Company that portion of the additional capital then due from the Defaulting Member equal to the percentage of the Defaulting Member’s interest acquired by such successor and (B) to pay the same percentage of any further contributions otherwise due from such Defaulting Member attributable to the interest acquired. The Defaulting Member’s Percentage Interest and Capital Account shall be transferred to the successor to the extent of the Defaulting Member’s interest acquired.

ARTICLE 7

Allocations and Distributions

7.1 Books of Account. (a) Maintenance of Books of Account. At all times during the continuance of the Company the Manager shall cause proper and true books of account to be maintained in conformity with sound accounting principles consistently applied wherein there shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Company’s activities, and all of such other transactions, matters and things relating to the Company as are usually entered in books of account kept by persons engaged in activities of a like kind and character.

(b) Financial Statements; Tax Returns. The Company’s books of account shall be closed as soon as practicable after the close of each calendar year (which shall be the Company’s “Fiscal Year”) and an annual compilation, review or audit shall be performed at the expense of the Company by a qualified accountant selected by the Manager. A written report shall thereafter be provided to each Member containing (i) the financial statements prepared by the accountant and (ii) such other statements as shall be necessary to advise all Members properly about their investment in the Company for income tax reporting purposes. The Manager shall be responsible for engaging an accountant to prepare and seeing to the filing of all Federal, state and local tax returns on behalf of the Company.

7.2 Capital Accounts. (a) Capital Accounts. As part of the Company’s books of account, an individual “Capital Account” shall be maintained for each Member at all times in accordance with Treasury Regulations Section 1.704-1(b). Consistent therewith each Member’s Capital Account shall, inter alia, be increased by (i) the amount of money contributed by such Member to the Company, (ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) and (iii) allocations to such Member of Company income and gain (or items thereof), including income and gain exempt from tax; and decreased by (iv) the amount of money distributed to such Member (as a Member) by the Company, (v) the fair market value of property distributed to such Member (as a Member) by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), (vi) allocations to such Member of expenditures of the Company described in Code Section 705(a)(2)(B) and (vii) allocations to such Member of Company loss and deduction (or items thereof). For purposes hereof, a Member who has more than one interest in the Company shall have a single Capital Account that reflects all such interests, regardless of the class of interests owned by such Member and regardless of the time or manner in which such interests were acquired. In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

(b) Events Triggering Adjustments. The Capital Accounts of the Members shall, in the discretion of the Manager, but only for a substantial non-tax business purpose, be adjusted to reflect a revaluation of Company property on the books of the Company in connection with any one or more of the following events: (i) the contribution of money or property (other than a de minimus amount) to the Company by a new or existing Member as consideration for an interest in the Company; (ii) the distribution of money or other property (other than a de minimus amount) by the Company to a terminating or continuing Member as consideration for an interest in the Company; and (iii) on the last day of each Fiscal Year (provided that substantially all of the Company’s property then consists of securities that are readily tradable on an established securities market and such adjustments are consistent with sound industry accounting practices). The Capital Accounts of the Members’ shall also be adjusted as provided in the immediately succeeding sentence at such times and in such circumstances as may be specified elsewhere in this Agreement. The Capital Accounts of the Members shall be increased or decreased in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such property for its fair market value (taking into account for such purposes Code Section 7701(g)) on the date of contribution or distribution or on the last day of each Fiscal Year, as the case may be.

(c) Section 704 Adjustments. The Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), as required by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) and 1.704-1(b)(2)(iv)(f), to the extent applicable, for allocations to them of income, gain, loss or deduction, as computed for book purposes, with respect to Company property.

(d) Valuation of Assets. For purposes of any revaluation under paragraph (b), above, the assets of the Company shall be valued at fair market value as determined by the Manager in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(h).

(e) Adjustment to Tax Basis. To the extent an adjustment to the adjusted tax basis of any Company asset is made pursuant to Code Sections 732,734 or 743, the rules of Treasury Regulations Section 1.704-1(b)(2)(iv)(m) shall be taken into account in determining the Members’ Capital Accounts.

7.3 Percentage Interests. (a) Percentage Interests. The Percentage Interest of each Member is set forth opposite its signature hereto and subject to the voting rights or lack thereof as set forth opposite its signatures hereto and in accordance with the membership certificate.

(b) Adjustments to Percentage Interests. In the event of any changes in any Member’s Percentage Interest during the Fiscal Year, the Manager shall take into account the requirements of Code Section 706(d) and shall have the right to select any method of determining the varying interests of the Members during the Fiscal Year which satisfies Code Section 706(d).

7.4 Distributions of Cash Flow. (a) Definitions. “Available Cash” shall consist of all cash on hand of the Company irrespective of its source, excluding, however, (i) “Capital Event Proceeds” (as defined below) and (ii) such reserves as the Manager may see fit to establish, which shall be no more than eighty percent (80%) of the Available Cash. “Capital Event Proceeds” shall consist of the net amount of cash received by the Company from the sale, exchange, refinancing, condemnation, casualty loss or other disposition by the Company of its assets outside of the ordinary course of business, less (i) the portion thereof disbursed by the Manager for the payment of the Company’s debts and expenses and (ii) such other reserves as the Manager may see fit to establish, which shall be no more than eighty percent (80%) of the Available Cash. “Unreturned Capital” consists of so much of a Member’s Capital Contributions that have not been returned to such Member by way of distributions under paragraph (c) and Section 12.3(b), below.

(b) Distribution of Available Cash. No less than twenty percent (20%) of the Available Cash shall be distributed to the Members on monthly or quarterly basis (chosen at the Manager’s discretion) according to their Percentage Interests after payment of all operating expenses.

(c) Distribution of Capital Event Proceeds. Capital Event Proceeds shall be distributed to the Members in such amounts and at such times as the Manager shall determine in its discretion but always in the following rank and order:

(i)	Among the Members in proportion to, and to the extent of, their Unreturned Capital or Preferred Membership Unit Percentage Interest.

(ii)	The remainder, if any, among the Members according to their Common Membership Unit Percentage Interests.

(d) Member Tax Liability. The amount of tax which is required to be paid or withheld by the Company with respect to any Member’s allocable share of the income of the Company shall be assessed to such Member, who shall pay the same to the Company or the taxing authority forthwith upon demand of the Manager. The Manager may in its discretion set off against any amounts otherwise distributable to a Member under this Agreement any such tax. Each Member hereby indemnifies the Company and every other Member and agrees to hold them harmless from any liability or loss they might incur by virtue of any such tax with respect to such Member’s allocable share of the income of the Company.

(e) Restrictions on Distributions. Notwithstanding the distributions contemplated by this Section, if the Company has creditors, no distribution may be made if, after giving effect to such distribution, either (i) the Company would be unable to pay its debts as they become due in the usual course of business or (ii) the net assets of the Company would be less than zero.

7.5 Profit and Loss Allocations. The net profit or net loss of the Company, determined on an annual basis in accordance with sound accounting principles, shall be allocated as follows:

(a) In the case of a net loss:

(i) If any net profits were allocated in any prior Fiscal Year in accordance with clause (b)(ii), below, then among the Members to the extent of and in proportion to the prior period allocations made to them or their predecessors in accordance with clause (b)(ii), below, not previously eliminated by allocation under this clause. Allocations hereunder shall be made in the reverse order in which such net profits were originally allocated (i.e., most recent net profit allocations are reversed first).

(ii) Then among the Members, to the extent of and in proportion to their Unreturned Capital.

(iii) Then among the Members, according to their Percentage Interests; provided, however, that no allocation of loss or deduction shall be made to a Member to the extent such allocation causes or increases a deficit in such member’s Capital Account balance at the end of the Fiscal Year to which such allocation relates; such loss or deduction shall instead be allocated among the other Members in accordance with their relative Percentage Interests, subject to the limitations of this sentence.

(b) In the case of a net profit:

(i) If any net losses were allocated in any prior Fiscal Year pursuant to clause (a), above:

(A) Among the Members to the extent of and in proportion to the prior period allocations made to them or their predecessors in accordance with clause (a)(iii), above, not previously eliminated by allocation under this clause. Allocations hereunder shall be made in the reverse order in which such net losses were originally allocated (i.e., most recent net loss allocations are reversed first).

(B) Then among the Members to the extent of and in proportion to the prior period allocations made to them or their predecessors in accordance with clause (a)(ii), above, not previously eliminated by allocation under this clause. Allocations hereunder shall be made in the reverse order in which such net losses were originally allocated (i.e., most recent net loss allocations are reversed first).

(C) Then in accordance with clause (b)(ii), below.

(ii) If net losses were not previously allocated among the Members pursuant to clause (a), above, or if clause (b)(i)(C), above, applies, then among all of the Members according to their Percentage Interests.

7.6 Tax and Special Allocations. (a) Book-Tax Differences. In accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its fair market value at the time of contribution to the Company.

(b) Qualified Income Offset. In determining whether any Member has a deficit Capital Account for purposes of Section 7.5(a)(iii), above, the Members’ Capital Accounts shall be reduced for:

(i) Adjustments that, as of the end of the Fiscal Year, reasonably are expected to be made to the Members’ Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(k) for depletion allowances with respect to oil and gas properties of the Company, if any.

(ii) Allocations of loss and deduction that, as of the end of the Fiscal Year, reasonably are expected to be made to the Members pursuant to Code Section 704(e)(2) and 706(d) and Treasury Regulations Section 1.751-1(b)(2)(ii).

(iii) Distributions that, as of the end of the Fiscal Year, reasonably are expected to be made to the Members to the extent they exceed offsetting increases to the Members’ Capital Accounts that reasonably are expected to occur during (or prior to) the Fiscal Year in which such distribution is reasonably expected to be made under Treasury Regulations Section 1.704-2(f). For purposes of determining the amount of expected distributions and expected Capital Account increases, the rules set out in Treasury Regulations Section 1.704-1(b)(2)(iii)(c) shall apply.

A Member who unexpectedly receives an adjustment, allocation or distribution described in clauses (i), (ii) or (iii), above, shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such Fiscal Year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This paragraph is intended to and in all events shall be interpreted and applied so as to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(c) Non-Recourse Deductions. Non-recourse deductions (as defined in Treasury Regulations Section 1.704-2(b)(1)) shall be allocated in accordance with the Members’ Percentage Interests, pursuant to Treasury Regulations Section 1.704-2(e)(2). Non-recourse deductions attributable to Member non-recourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated to the Member or Members that bear the economic risk of loss for such debt in accordance with Treasury Regulations Section 1.704-2(i)(1).

(d) Company Minimum Gain. If there is a net decrease in “Company minimum gain” (i.e., partnership minimum gain, as defined in Treasury Regulations Section 1.704-2(d)) during a

Fiscal Year, each Member with a share of Company minimum gain as of the beginning of the Fiscal Year shall be allocated items of Company income and gain for such Fiscal Year (and, as necessary, for subsequent years) equal to that Member’s share of the net decrease in Company minimum gain. This paragraph is intended to and shall in all events be interpreted and applied so as to constitute a “minimum gain chargeback” within the meaning of Treasury Regulations Section 1.704-2(f).

(e) Member Non-Recourse Debt Minimum Gain. lf there is a net decrease in “Member non-recourse debt minimum gain” (i.e., partner non-recourse debt minimum gain, as defined in Treasury Regulations Section 1.704-2(i)(3)) during a Fiscal Year, each Member with a share of Member non-recourse debt minimum gain as of the beginning of the Fiscal Year shall be allocated items of Company income and gain for such Fiscal Year (and, as necessary, for subsequent years) equal to that Member’s share of the net decrease in Member non-recourse debt minimum gain. This paragraph is intended to and shall in all events be interpreted and applied so as to constitute a Member “non-recourse debt minimum gain chargeback” within the meaning of Treasury Regulations Section 1.704-2(i)(4).

(f) Member Share of Liabilities. A Member’s share of the liabilities of the Company shall be determined under Code Section 752 and the Treasury Regulations promulgated thereunder. For purposes of allocating excess non-recourse liabilities under Treasury Regulations Section 1.752-3, the Members’ “interests in... profits” shall be their Percentage Interests. In the discretion of the Manager, excess non-recourse liabilities may be allocated among the Members in accordance with the manner in which it is reasonably expected that the deductions attributable to those non-recourse liabilities will be allocated.

(g) Recapture Items. In making allocations among the Members of any Company gain, the ordinary income portion, if any, of such gain caused by the recapture of cost recovery or other deductions shall be allocated among those Members who (or whose predecessors) were previously allocated the cost recovery or other deductions in proportion to the amount of such deductions previously allocated to them. It is intended that the Members shall bear the burden of recapture caused by cost recovery or other deductions that were previously allocated to them or their predecessors in proportion to the amount of such cost recovery or other deductions that were allocated to them, notwithstanding that the Members’ Percentage Interests may increase or decrease from time to time. Nothing in this paragraph, however, shall cause the Members to be allocated more or less gain than would otherwise be allocated to them pursuant to Sections 7.5 and 7.6.

(h) Compliance with Code. The allocations contained in this Section are intended to allocate Company tax items in accordance with the Members’ economic interests in the Company while complying with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. If in the opinion of counsel to the Company the allocation of tax items pursuant to the provisions of this Section do not (i) satisfy the requirements of Code Section 704(b) or the Treasury Regulations promulgated thereunder, (ii) comply with any other provision of the Code or Treasury Regulations or (iii) properly take into account any expenditure made by the Company or transfers of Company interests, then, notwithstanding anything to the contrary contained in this Section, tax items shall be allocated in such manner as the Manager determines so as to reflect properly the foregoing provisions (i) through (iii), and the Manager shall thereupon have the right to amend this Agreement without action by the Members to reflect any such change in the method of allocating Company tax items; provided, however that any change in the method of allocating tax items shall not alter the economic agreement among the Members.

ARTICLE 8

Rights, Duties, Liabilities and

Restrictions of the Managers

8.1 Managers. (a) Generally. As further set forth in this Agreement, the Company shall be managed by the Managers.

(b) Number. There shall be three Managers of the Company which shall be called the “Board of Managers”.

(c) Election; Removal; Replacement. The Members do hereby elect the person identified on the first page of this Agreement as the initial Manager of the Company. The Members, holding at least a majority of the Percentage Interests shall have the authority at any time and from time to time to (i) remove a Manager from office and (ii) appoint a new Manager whenever there is a vacancy in the office of Manager.

(d) Decisions. Whenever the Board of Managers shall be required to take any action, make any decision or exercise any discretion and there shall be more than one Manager, the action, decision or exercise of discretion shall require the majority approval of the persons appointed in the Board of Manager.

8.2 Authority of Manager and Board of Managers. (a) Exclusive Right to Manage. Except as otherwise provided herein, the Board of Managers shall have the sole and exclusive right and authority to manage, control and conduct the affairs of the Company. The Board of Managers shall make all decisions affecting the affairs and business of the Company and shall carry out the purposes of the Company as set forth herein.

(b) No Duty to Inquire. Nothing herein contained shall impose any obligation on any person or firm doing business with the Company to inquire as to whether or not a Manager or the Board of Managers has exceeded its power and authority in executing any contract, lease, mortgage, security agreement, deed or other instrument on behalf of the Company, and any such third person shall be fully protected in relying upon such authority.

(c) Tax Elections. The Board of Managers shall have the right to make (and revoke) any and all tax elections for the Company, including, without limitation, an election to adjust the tax basis of Company assets.

(d) Proscriptions. Without the written consent or ratification of all of the Members, the Board of Managers shall have no authority to expend or use Company money or property other than on the account and for the benefit of the Company or to pledge any of the Company’s credit or property for other than Company purposes.

(e) Major Decisions. Notwithstanding any other provisions of this Agreement, the Board of Managers shall not be authorized to take, and shall not take, any of the actions or make any of the decisions that are listed on APPENDIX A hereto (each a “Major Decision”) without the unanimous consent of the Members holding all of the voting Percentage Interests, including without limitation all Members holding Preferred Membership Units.

8.3 Bank Accounts. Pending any expenditure or long-term investment, all funds of the Company shall be deposited in the Company name in such bank account or accounts as shall be designated by the Board of Managers. All withdrawals therefrom shall be made upon the signature of such person or persons as the Manager may designate.

8.4 Compensation of Managers and Board of Managers. During the term of the Company, the Board of Managers shall be entitled to any fees or other remunerations for its services as Managers of the Company as determined by the Board of Managers.

8.5 Expenditures by Manager. The Company shall reimburse a Manager for any costs that may be properly expended by a Manager on behalf of the Company made out of funds other than those of the Company.

8.6 Liability of Manager and Board of Managers. A Manager or Board of Managers (which for purposes of this Section 8.6 and Section 8.7 shall include its partners, officers, directors, shareholders, members, managers, employees, agents and affiliates) shall not be liable to a Member or the Company for mistakes of judgment made in good faith, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged or retained and supervised with reasonable care. A Manager or Board of Managers may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. The Members shall look solely to the assets of the Company for the return of their capital and, if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return such capital, they shall have no recourse against A Manager or the Board of Managers for such purpose. Notwithstanding any of the foregoing to the contrary, the provisions of this Section shall not be construed to relieve (or attempt to relieve) any person of any liability by reason of gross negligence, recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

8.7 Indemnification. (a) Indemnification for Actions. The Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a manager, member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful.

(b) Indemnification for Actions By or in the Right of the Company. The Company shall indemnify every person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit, by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, officer, employee or agent of the Company, or is or was serving at the request of the limited liability company as a director, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been specifically adjudged to be liable for gross negligence or intentional misconduct in the performance of the person’s duty to the Company, unless, and only to the extent that, the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses as the court shall deem proper.

(c) Expenses. To the extent that a manager, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), above, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by the person in connection therewith.

(d) Determination. Any indemnification under paragraphs (a) and (b), above (unless ordered by a court), shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer, manager, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in either paragraph (a) or (b), above. The determination shall be made by Members holding all of the Percentage Interests.

(e) Payment in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding, as authorized by the Board of Managers in the specific case, as provided in paragraph (d), above, upon receipt of an undertaking by or on behalf of the director, officer, manager, employee or agent to repay that amount, unless it shall ultimately be determined that the person is entitled to be indemnified by the limited liability company as authorized in this Section 8.7.

(f) Indemnification Not Exclusive. The indemnification provided by this Section 8.7 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Company’s Certificate of Formation, or any agreement, vote of members or disinterested managers, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, manager, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(g) Insurance. The Company shall purchase and maintain insurance on behalf of any person who is or was a manager, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any capacity, or arising out of the person’s status as such, whether or not the Company would have the power to indemnify the person against the liability under the provisions of this Section 8. 7.

(h) Report to Members. If the Company has paid indemnity or has advanced expenses to a manager, officer, director, employee or agent, the Company shall report the indemnification or advance in writing to the Members.

(i) Definitions. For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, employee or agent of the Company that imposes duties on, or involves services by the manager, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 8.7.

8.8 Tax Matters Member. The Board of Managers shall appoint the Company’s “Tax Matters Partner” as defined in Code Section 6231(a)(7) (the “TMP”). The TMP may be either the Manager or an individual appointed by the Manager. The TMP shall have the right to resign by giving 30 days written notice to the Members. Upon the resignation of the TMP, a successor TMP shall be selected by the Board of Managers. The TMP shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service (the “Service”) and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The Company shall not be obligated to pay any fees or other compensation to the TMP in its capacity as such; provided, however, that all reasonable expenses incurred by the TMP in serving as the TMP shall be a Company expenses and the TMP shall be reimbursed by the Company in connection therewith. Notwithstanding the foregoing, it shall be the responsibility of the Board of Managers and of each Member, at their expense, to employ tax counsel to represent their respective separate interests. If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Members, then the TMP may, in its sole discretion, seek reimbursement from or charge such fees and expenses to the Capital Accounts of those Members on whose behalf such fees and expenses were incurred. The TMP shall keep the Members informed of all administrative and judicial proceedings, as required by Code Section 6223(g), and shall furnish to each Member who so requests in writing a copy of each notice or other communication received by the TMP from the Service, except such notices or communications as are sent directly to such Member by the Service. The relationship of the TMP to the Members is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Company and all of the Members. To the fullest extent permitted by law, the Company agrees to indemnify the TMP and its agents and save and hold them harmless, from and in respect of (i) all reasonable fees, costs and expenses in connection with or resulting from any claim, action or demand against the TMP, the Manager, the Board of Managers, or the Company that arise out of or in any way relate to the TMP’s status as TMP for the Company, and (ii) all such claims, actions and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided, however, that this indemnity shall not extend to conduct by the TMP adjudged (i) not to have been undertaken reasonably and in good faith to promote the best interests of the Company or (ii) to have constituted gross negligence, recklessness or intentional wrongdoing by the TMP.

8.9 Officers of the Company. The Board of Managers may from time to time appoint one or more persons to serve as officers of the Company, in such capacities and with such delegated rights and powers as the Board of Managers may approve; provided, however, that no such officer shall have any different or greater rights and powers than a Manager or Board of Managers has under this Agreement. Officers appointed by the Board of Managers shall be entitled to be indemnified by the Company in accordance with Section 8.7.

ARTICLE 9

Membership

9.1 Rights and Obligations of the Members. Except as otherwise provided in this Agreement to the contrary, the Members shall take no part in the control or management of the affairs of the Company, nor shall a Member have any authority to act for or on behalf of the Company or to sign for or bind the Company.

9.2 Voting Rights. Should this Agreement expressly provide that any matter be put to the Members for a vote or for approval, the Members shall be entitled to vote or signify the extent of their approval in proportion to their Percentage Interests. By way of illustration, a Member with a Percentage Interest of 25.5 percent shall be deemed to have 25- 1/2 votes out of 100 possible votes.

9.3 Liability. Except for a Member which guarantees a debt obligation of the Company or otherwise undertakes personal obligations as provided in another agreement or instrument to the contrary, no Member shall be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount contributed or required to be contributed by it to the Company under this Agreement and as otherwise specified in the Act.

9.4 Expenditures of Members. In the discretion of the Manager, the Company shall reimburse the Members for any costs that may be properly expended by them on behalf of the Company made out of funds other than those of the Company.

9.56 Meetings of Members. (a) Regular Meetings. Regular meetings of the Members may be held on an annual or less frequent basis, as specified by the Board of Managers or the Members from time to time. If a regular meeting of the Members has not been held during the immediately preceding 15 months, the Members owning not less than 10 percent of the Percentage Interests may demand a regular meeting by written notice given to all Members. Within 30 days after receipt of such a demand, the Manager or the Members shall cause a regular meeting of the Members to be called and held.

(b) Special Meetings. A special meeting of the Members may be called for any purpose at any time by the Manager or Members owning not less than 10 percent of the Percentage Interests. No Member may call a special meeting more than once every six months in the same calendar year.

(c) Place of Meetings. The Manager or the Members calling the meeting may designate the principal office as the Company as the place at which any regular or special meeting of the Members shall be held or such other place as may be designated by the Manager.

(d) Notice. Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered to the Manager and the Members not less than 10 nor more than 50 days before the date of the meeting, by or at the direction of the Members calling the meeting, to each Member of record entitled to vote at such meeting.

(e) Meeting Without Notice. If all of the Members shall meet at any time and place, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice.

(f) Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, the date on which notice of the meeting is mailed shall be the record date for such determination.

(g) Quorum; Voting. Members entitled to vote on a matter and representing not less than 75 percent of the Percentage Interests of the Members, represented in person or by proxy, shall constitute a quorum for consideration of that matter at any meeting of the Members. Unless otherwise stated in this Agreement, if a quorum is present, the vote of Members holding not less than 75 percent of the Percentage Interests shall be the act of the Members.

(h) Proxies. A Member may appoint a proxy to vote or otherwise act for him at any meeting of the Members by signing an appointment form and delivering it to the person so appointed. Such proxy shall be filed with the Company before or at the time of the meeting. Unless otherwise provided in the proxy, any proxy may be revoked at any time prior to the vote pursuant to such proxy by written notice delivered to the Company.

(i) Action Without Meeting. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

(j) Telephone Meetings. Members may participate and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

ARTICLE 10

Admission of Additional Members; Assignment Provisions

10.1 Additional Members and Membership Interests. (a) Additional Members and Membership Interests. The Board of Managers may admit one or more additional Members for consideration by a majority vote of the members which hold all of the voting Percentage Interests. The Board of Managers may issue additional membership interests to existing Members provided however, all existing Members holding voting interests shall have a right of first refusal, for the purchase of the membership interests to existing Members and as expressly provided elsewhere in this Agreement. The Board of Managers may issue additional membership interests to new Members; provided, however, that all existing Members holding voting interests shall have a right of first refusal prior to the issuance of any additional membership interests to acquire such interests, in proportion to their interests in the Company, on the terms and at the price that such additional interests are being offered by the Board of Managers.

(b) Adjustment of Percentage Interests. Upon the admission of one or more additional Members or upon the issuance of additional membership interests to existing Members, the Board of Managers is authorized to adjust the Percentage Interests of the Members to reflect the dilution required to admit such additional Members or issue such additional membership interests to existing Members. Any such dilution shall be in proportion to the Members’ Percentage Interests. The Percentage Interest to be granted shall be determined by the Manager taking due account of the value of the additional Member’s capital contribution and commitment or the existing Member’s further capital contribution and commitment in relation to the value of the Company upon admission.

(c) Rights and Obligations of Additional Members. Additional Members shall be entitled to all of the rights and privileges of the original Members hereunder and shall be subject to all of the obligations and restrictions hereunder, and in all other respects their admission shall be subject to all of the terms and provisions of this Agreement.

10.2 General Provisions. The following rules shall apply to transfers of Company interests and the admission of additional persons to the Company:

(a) Procedure for Admission. No person shall be admitted as a transferee or additional Member hereunder unless and until (i) in the case of an assignment of an interest in the Company permitted hereby, the assignment is made in writing, signed by the assignor and accepted in writing by the assignee, and a duplicate original of the assignment is delivered to and accepted by the

Manager, and (ii) the prospective admittee executes and delivers to the Company a written agreement, in form and substance satisfactory to the Board of Managers, pursuant to which said person agrees to be bound by and confirms the covenants, representations, warranties and power of attorney contained herein.

(b) Binding Effect. Any person acquiring or claiming an interest in the Company, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations hereof to which its predecessor in interest, if any, was subject or bound, without regard to whether such person has executed a counterpart hereof or any other document contemplated hereby. No person, including the legal representatives, heirs or legatees of a deceased Member, shall have any rights or obligations greater than those set forth herein and no person shall acquire an interest in the Company or become a Member except as permitted hereby.

(c) Actions Prior to Acceptance of Assignment. The Company and the Manager shall be entitled to treat the assignor of the assigned interest as the absolute owner thereof in all respects and shall incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in paragraph (a), above, have been delivered to and accepted by the Manager.

(e) Consent of Members. Each Member hereby consents to the substitution of any assignee of a Member’s interest or the admission of any additional person as a Member as approved by the Manager and the vote of the Members which hold all of the Percentage Interests.

(f) Costs. The costs incurred by the Company in processing an assignment (including attorney’s fees) shall be borne by the assignee, and shall be payable prior to and as a condition of admission to the Company.

10.3 Transfers by the Manager Prohibited. The Manager’s interest in the Company is that of an agent of the Company and is not susceptible of being sold, assigned, pledged, mortgaged or otherwise disposed of or transferred. Insofar as the Manager may also be a Member, Section 10.4 shall govern the transfer of the Manager’s membership interest.

10.4 Transfers by Members. (a) Continuation of Company Upon Certain Events. The death, disability, court declaration of incompetence, bankruptcy, dissolution, liquidation or other dissociation of a Member shall not dissolve the Company, but it shall be continued with the successor or legal representative of the Member; such successor or legal representative shall, to the extent of the interest acquired, be entitled only to the predecessor Member’s rights, if any, in the capital, profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the written consent of the Manager and the vote of the Members which hold all of the Percentage Interests.

(b) Restrictions of Transfer. In addition to the general restrictions set forth herein, no Member shall sell, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber its interest in the Company without the prior written consent of the Board of Managers and the vote of the Members which hold all of the Percentage Interests. Any such transfer or encumbrance in violation of this paragraph shall be void from inception and of no force or effect whatsoever.

(c) Permitted Transferees. The Board of Managers and the Members shall not unreasonably withhold or delay their respective consents to a transfer of all or any part of a Member’s interest (i) to such Member’s spouse; (ii) to a lineal descendant or ancestor of such Member or a spouse of any of the foregoing; (iii) to a trust established for the benefit of the Member or any person described in clauses (i) or (ii), above; (iv) to any entity wholly-owned and controlled by the Member or any person described in clauses (i), (ii) or (iii), above; or (v) to any other Member. A transferee described in clauses (i) through (iv), above, is referred to herein as a “Permitted Transferee.”

(d) Options to Purchase Member Interests. (i) If any Member shall receive a bona fide written offer (the “Offer”) to sell for cash all (but not less than all) of its interest in the Company (the “Offered Interest”), and such Member desires to sell the Offered Interest, such Member (the “Selling Member”) shall promptly furnish the Manager and each other Member (the “Other Members”) with notice thereof (the “Option Notice”), as well as a copy of the Offer. The provisions of this paragraph (d) shall not apply to a transfer described in paragraph (c), above.

(ii) The Other Members shall have the right and option (the “Option”), and each Other Member may elect, by written notice to the Manager and the Selling Member on or before the 60th day following receipt of the Option Notice, to purchase the Offered Interest upon the express terms and conditions and at the purchase price set forth in the Offer. Said notice from one of the Other Members to the Manager and the Selling Member shall specify the maximum amount of the remaining Offered Interest that the Other Member would like to acquire. The portion of the Offered Interest that may be acquired by each Other Member shall be determined by the Manager ratably according to the relative maximum amounts that the Other Members propose to acquire in their notices to the Manager and the Selling Member. No Other Member, however, shall be required to acquire more than the maximum portion of the remaining Offered Interest that it offered to acquire. If pursuant to the foregoing sentences the Members do not elect to acquire all of the Offered Interest, the Company shall have an option, which shall continue for 15 days after the termination of the Option hereafter specified (the “Second Option Period”), to acquire such portion of the remaining Offered Interest that is not acquired by the Other Members.

(iii) If any one or more or all of the Other Members and/or the Company elect to exercise their respective options to acquire the entire Offered Interest, the Selling Member shall sell and assign the Offered Interest to the Other Members and/or the Company, in the proportions described above, which sale and assignment shall be closed at the Company’s principal office at any time on or before the 60th day following the Manager’s receipt of the Option Notice or on such later date certain for closing contained in the Offer, as the Manager may select.

(iv) In the event that the Other Members and/or the Company do not in the aggregate purchase all of the Offered Interest as described above, the right of first refusal options provided to the Other Members and/or the Company in this paragraph shall be deemed to have lapsed and expired. Thereupon the Selling Member shall be entitled to sell and assign the Offered Interest to the offeror; provided, however, that such sale or assignment (A) is consummated pursuant to all of the terms and conditions set forth in the Offer, including but not limited to the purchase price and terms of payment for the Offered Interest, or on terms and conditions not more favorable to the offeror purchaser, and (B) is closed within 90 days of the date the Offer was originally received by the Selling Member or on such later date certain for closing contained in the Offer. The purchaser of the Offered Interest shall, to the extent of the interest acquired, be entitled only to the predecessor Member’s rights, if any, in the capital, profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the consent of the Manager and the Members which hold all of the Percentage Interests.

(v) In the event that the Other Members and/or the Company elect not to exercise the options granted pursuant to this paragraph (d) to purchase all of the Offered Interest, then each of the Other Members shall have the option to “tag-along” with the Selling Member as provided below. During the 15 day period following expiration of the Second Option Period, each of the Other Members may exercise an option upon written notice to the Selling Member to sell to the proposed transferee the interest in the Company of such Other Member up to the Percentage Interests that equals (i) the percentage of Offered Interests multiplied by (ii) a fraction, the numerator of which is the Percentage Interests owned by such Other Member and the denominator of which is 100 percent. If any of the Other Members exercise the option granted under this Section, the interests to be sold to the proposed transferee shall consist of the Percentage Interests to be sold by the Other Members pursuant to this Section with the remainder of the Offered Interest to be sold by the Selling Member. All of the Percentage Interests shall be sold on the same terms and conditions and for the same price as set forth in the offer. The costs associated with the sale shall be borne by all persons selling Percentage Interests in proportion to the Percentage Interests sold. Any sale pursuant to this paragraph must be made within the same period as provided in Section 10.4(d) or else Section 10.4 and this clause shall again apply. As a condition precedent to the proposed transferee receiving assignment of Offered Interest under this Section 10.4, the proposed transferee must execute and deliver a duplicate of this Agreement agreeing to be bound as a Member party hereto.

10.6 Redemption of Interests. (a) Events Triggering Redemption. The interests of any Member in the Company shall be subject to redemption for “cause” in accordance with this Section. As used herein, the term “cause” shall mean the following:

(i)	Willful or serious misconduct by the Member with respect to the business, operations or assets of the Company as specifically determined and adjudicated by a jury of peers.

(ii)	Fraud or misrepresentation on the part of the Member, whether or not with respect to the business or affairs of the Company, which affects the business, operations, assets or reputation of the Company as specifically determined and adjudicated by a jury of peers.

(iii)	The Member’s conviction of a felony crime with a specific finding of moral turpitude.

(iv)	A transfer by the Member of its interest in the Company in violation of this Agreement.

(v)	A breach by the Member of any written agreement or instrument between the Member and the Company or between the Member and any other Member.

(vi)	An attempt by the Member to partition the property of the Company in violation of this Agreement.

(vii)	An attempt by the Member to withdraw from the Company in violation of this Agreement.

The interests of all transferees, successors or assignees of a Member (including a Permitted Transferee) shall also be subject to redemption under this Section if the transferee, successor or assignee has engaged in any of the acts described in the clauses set forth above or if, in the case of a partial assignment, the assigning Member (while a Member) has engaged in any of the acts described in the clauses set forth above.

(b) Determination by Manager. The election to redeem a Member’s interest in the Company in accordance with this Section shall be made by the Board of Managers.

The Manager shall recuse himself from such decision if it is its act or the act of its affiliated Member (or any of their successors or assigns) that gave rise to the right of redemption, in which event the election whether to redeem shall be made by Members holding a majority of the Percentage Interests (disregarding all those Members whose act (or whose affiliated Manager’s acts) gave rise to the right of redemption) (such Members shall then administer the redemption process set forth in this Section in lieu of the Manager). A Manager so recused shall not be precluded from challenging the redemption on the basis that the Manager (or affiliated Member) did not engage in one of the acts described paragraph (a), above.

(c) Redemption Notice. Upon a determination by the Manager to redeem which is made in accordance with paragraph (b), above, written notice (the “Redemption Notice”) shall be sent by the Manager to any such Member (any such Member or other person sent a Redemption Notice being referred to as a “Redeeming Member”) effecting the complete redemption of such Member’s entire interest in the Company.

(d) Purchase Price. The purchase price (the “Purchase Price”) of a Redeeming Member’s interest shall equal (i) 75 percent of the amount that the Redeeming Member would have received had the Company (A) sold all of its assets at their fair market values as of the date the Redemption Notice was given, (B) satisfied all of its obligations and (C) made liquidating distributions to the Members in accordance with Article 12 hereof, less (ii) any distributions made to the Redeeming Member after the date the Redemption Notice is given to the date of purchase of the Redeeming Member’s interest hereunder. The fair market values of the Company’s assets shall be determined by the Manager.

(e) Payment of Purchase Price. The Purchase Price shall be paid in the form of an unsecured promissory note (the “Note”) payable to the Redeeming Member and payable over a five year term. The principal amount of the Note shall bear interest at the lowest Applicable Federal Rate applicable to the term of the Note as of the date of closing. Level payments of interest and principal shall be made on the note on a quarterly basis to fully amortize the principal balance over the term of the Note. The first payment under the Note shall be due 90 days after the closing date. The Note shall be prepayable at any time and from time to time.

(f) Closing. Closing of any redemption under this Section shall be on or before the 90th day following the date the Redemption Notice is given, as specified by the Manager. At such closing, the Company shall tender the Note to the Redeeming Member and the Redeeming Member shall accept the same and execute such documents of transfer as the Manager may request. If the Redeeming Member shall not accept the tender or execute said documents, the Manager shall be entitled to execute the documents of transfer for and on behalf of the Redeeming Member, with the same effect as if the Redeeming Member had done so itself, and the contemplated transfer shall be deemed closed once the Manager has deposited the Note (i) as an interpleader in any court of competent jurisdiction or (ii) in a non-interest bearing escrow account at an established trust or banking institution, under instructions that the same (and any payments made under the Note after such deposit) may be withdrawn by the Redeeming Member upon demand. The closing of a redemption as contemplated in this paragraph shall not prejudice a Redeeming Member’s right to contest the amount of the Purchase Price but a Redeeming Member shall not be permitted to contest the closing as contemplated by this paragraph.

10.7 Buy-Sell Procedure. (a) Purchase Notice. At any time after the date of this Agreement, any Member (the “Notifying Member”) may give written notice (the “Purchase Notice”) to the other Member (the “Responding Member”) stating a single cash price per Percentage Interest at which the Notifying Member is willing to either (i) offer all of its interests in the Company for sale to the Responding Member, or (ii) buy all of the Responding Member’s interests in the Company.

(b) Response Notice. The Responding Member shall have an option to purchase the Notifying Members by delivering a written notice to the Notifying Member within 30 days of the receipt by the Responding Member of the Purchase Notice stating that they are willing to buy all of the Notifying Member’s interests in the Company or sell the Responding Member’s interest, as the case may be, at the single price set forth in the Purchase Notice (the “Response Notice”).

(c) Failure to Respond. lf the Responding Member does not deliver the Response Notice to the Notifying Member as set forth herein, then the Responding Member shall be deemed to have declined to purchase the Notifying Member’s interests in the Company and have accepted the offer of the Notifying Member to purchase the Responding Member’s interests in the Company at the single cash price set forth in the Purchase Notice.

(d) Closing. The closing of any purchase made under this Section shall be held at the principal place of business of the Company, on a date designated by the Member who is purchasing the interests in the Company, but in no event later than 30 days after the date when all existing options to purchase interests in the Company have been exercised or have expired. At the closing, payment of the purchase price for the interests in the Company purchased pursuant to the exercise of an option arising under this Section shall be paid in full by certified or cashier’s check.

ARTICLE 11

Resignations, Withdrawals, Priorities and Loans

11.1 Resignations and Withdrawals. No Member shall be entitled to withdraw or resign from the Company, except pursuant to the terms of this Agreement. No Member shall be entitled to receive any money or property from the Company except (a) by way of distributions upon the winding up of the Company pursuant to Article 12, (b) by way of distributions of cash flow as provided pursuant to Section 7.4, (c) in respect of any bona fide loans to the Company then due and owing and (d) as expressly provided elsewhere in this Agreement.

11.2 Priorities. Except as expressly provided in this Agreement to the contrary, no Member shall have a priority right as to withdrawals, distributions or the return of contributions.

11.3 Interest on Capital Contributions. No interest shall be allowed to any Member upon the amount of its Capital Contributions or Capital Account, except for any so-called preferred returns as may be expressly provided in Section 7.4, above.

11.4 Loans from Members. Should the Manager determine that the Company requires funds that it cannot or should not borrow from an independent lender and that it would be prudent to borrow such funds from a Member or an affiliate of a Member, then prior to accepting any such funds:

(a) Notice to Members. The Manager shall send to each Member a notice (the “Loan Notice”), which shall advise each Member of the total amount of funds which the Company seeks to borrow (the “Loan Amount”), the terms of the proposed borrowing (including the rate of interest and the collateral security, if any) and the date on which such funds are required (the “Loan Date”). The Loan Date shall be not less than five days after the Loan Notice. Said borrowing may be secured or unsecured, as determined by the Manager in its sole discretion, but shall be evidenced by one or more promissory notes and ancillary agreements as are customary.

(b) Election to Participate. Within five days of the date of the Loan Notice, Members may elect to participate in the borrowing by delivering to the Manager written notice of the same, together with its portion of the Loan Amount. The portion of the Loan Amount which each Member may elect to lend to the Company shall be determined pro rata according to the Members’ Percentage Interests. Any portion of the Loan Amount not loaned by the Members in accordance with this Section may be loaned by any Member of affiliate of a Member as the Manager may determine.

ARTICLE 12

Winding Up

12.1 Liquidation Procedures. Upon termination of the Company pursuant to Article 5, the affairs of the Company shall be wound up and the Company shall be dissolved. As part of the winding up of the Company, a proper accounting shall be made of the net profit or net loss of the Company from the date of the last previous accounting to the date of termination.

12.2 Liquidating Trustee. Upon the winding up of the Company business for any reason, the Manager shall act as “Liquidating Trustee” or shall elect a Liquidating Trustee. If a Manager has been removed, has withdrawn or is unwilling or unable to act as or elect a Liquidating Trustee, such

Manager’s successor and the remaining Managers shall act as or elect a Liquidating Trustee. The Liquidating Trustee shall have full power to sell, assign and encumber Company assets. All certificates or notices required by law shall be filed on behalf of the Company by the Liquidating Trustee.

12.3 Distribution on Winding Up. In the event of the winding up of the Company for any reason, the proceeds of liquidation shall be applied by the end of the Fiscal Year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation, in the following rank and order:

(a) Creditors. To the creditors of the Company, including Members who are creditors, in satisfaction of liabilities of the Company, all in the order of priority and to the extent provided by law.

(b) Members. Among the Members, in accordance with Section 7.4(c).

12.4 Liquidating Trust. In the discretion of the Liquidating Trustee, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to Section 12.3 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time in the reasonable discretion of the Liquidating Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

12.5 Distributions In Kind. In the event the Liquidating Trustee determines that it is necessary or desirable to make a distribution of Company property in kind, such property shall be transferred and conveyed to the distributees as tenants in common so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property in accordance with the provisions of Section 12.3. All such Company property shall be valued at fair market value as determined by the Liquidating Trustee, and shall be subject to such reasonable conditions and restrictions as are necessary or advisable in order to preserve the value of the assets distributed or for legal reasons.

12.6 Partition. No Member shall have the right to partition any property of the Company during the term of this Agreement, or while such assets are held in trust pursuant to Section 12.4, nor shall any Member make application to any court of authority having jurisdiction in the matter or commence or prosecute any action or proceeding for such partition and the sale thereof, and upon any breach of the provisions of this Section by any Member, the other Members, in addition to all of the rights and remedies in law and in equity that they may have, shall be entitled to a decree or order restraining and enjoining such application, action or proceeding.

ARTICLE 13

Conflicts and Covenants

13.1 Manager’s Time Commitment. The Manager shall cause so much time to be devoted to the business of the Company as, in its judgment, the conduct of the Company’s business shall reasonably require.

13.2 Related Business Partners. The Company may employ, contract for services with, acquire or sell goods, property and materials from or to and otherwise deal with any Member or Manager or any affiliate of any Member or Manager, on any basis which is customary and competitive, or otherwise fair and reasonable.

13.3 Competitive Undertakings. Any Manager or Member may engage in business ventures of any nature and description independently or with others. However, the Members and any Manager agree that until they are no longer a Member or a Manager they will not pursue any opportunities in the business of the character described in Article 3 (or any part thereof). Neither the Company nor any of the Members shall have any rights in or to such independent ventures or the income or profits derived therefrom.

13.4 Confidentiality. (a) Restriction on Disclosure. Each Member (which term, for purposes of this Section only, includes the Manager, whether or not the Manager is a Member) recognizes and acknowledges that by virtue of its relationship with the Company it may be exposed to, discover, develop, generate or contribute to the Company’s Confidential Information (as defined below). Each Member agrees that it will not, at any time or in any manner, either directly or indirectly, publish, communicate, divulge, disclose, disseminate or otherwise reveal to any person or entity, or use for any purpose whatsoever any Confidential Information, except as may be necessary in the course of performing authorized services for the Company or as may be required by applicable order of court, law, statute or regulation. Each Member further agrees to notify the Company before disclosing any Confidential Information under compulsion of law. Each Member hereby acknowledges that all Confidential Information is valuable, material and will significantly affect the effective and successful conduct of the Company’s business and its goodwill. Each Member will take all necessary steps and precautions to protect any Confidential Information and shall comply with all policies of the Company in regard to Confidential Information. Upon the Company’s request, any Member shall promptly return to the Company any and all correspondence, notes, data and documents containing or reflecting Confidential Information, keeping no copies for itself and certifying the same. The rights and protections granted herein are in addition to the rights, remedies and protections afforded to the Company under any applicable law, statute or regulation.

(b) Definitions. For the purposes of this Agreement, the term “Confidential Information” shall mean all information or data relating to the business and affairs of the Company not generally known outside of the Company, including, without limitation, any of the Company’s processes, data, designs, compilations of information, apparatus, computer programs, information of or relating to suppliers or customers, customer requirements, cost or price data, research data, business plans, marketing or sales plans or information, financial data, salary information, policies and procedures, sales know-how or any other information that may be considered to be proprietary to or a trade secret of the Company, whether or not such information is considered a trade secret within the meaning of applicable law. Information shall not be considered “Confidential Information” if any of the following apply:

(i) It is already in or enters into the public domain otherwise than as a consequence of a breach of the terms of this Agreement.

(ii) It is already properly and lawfully in the possession of the receiving party and is not subject to any obligation of secrecy on the receiving party’s part.

(iii) It becomes available to a party on a non-confidential basis from a source other than the Company, provided that such information was properly and lawfully in the possession of such source and not, so far as the receiving party is aware (after making due and careful inquiry), subject to any obligation of secrecy on the part of such source.

13.5 Restrictive Covenants. (a) Company Opportunity. Each of the Members and the Managers covenants and agrees that until it is no longer a Member or a Manager it will not pursue any opportunities in the Business of the Company (as defined in Article 3) other than through the Company. Any and all rights in and to the income and profits derived from any such opportunities or competitive business ventures shall inure to the benefit of the Company.

(b) Non-Solicitation of Employees. Each of the Members and the Manager covenants and agrees that during the period beginning on the date hereof and ending one year after the date upon which the Member or any of its Permitted Transferees ceases to own Percentage Interests in the Company or the Manager ceases to be a Manager of the Company, no such Member, Manager or Permitted Transferee will, directly or indirectly, whether individually, or as a shareholder, partner, director, officer, member, owner, manager, employee, agent, consultant or creditor of any business, or in any other capacity, hire, retain, employ or solicit for employment any person who was employed by or retained as an independent contractor by the Company at any time during the 12-month period prior to the date that neither such Member, Manager or any of their Permitted Transferees was a Member of the Company.

13.6 Remedies. (a) Remedies of Company. Each of the Members (which term, for purposes of this Section only, includes the Manager, whether or not the Manager is a Member) agrees that the scope and time periods contained in this Article have been carefully considered and specifically agreed to as being reasonable and necessary. If any of the Members shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of this Article, the Company shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Company may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of this Article. Each Member further agrees to reimburse the Company for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees.

(b) Modification by Court. If a court or other body of authority and competent jurisdiction determines that the covenants contained in this Article are unenforceable, in whole or in part, due to the duration or scope of the restrictions or limitations imposed therein or for any other reason, then the court is hereby authorized and directed to make such modifications thereto as are necessary to render said covenants enforceable to the maximum extent permitted under applicable law, that being the intention of the parties hereto.

ARTICLE 14

Power of Attorney; Amendments

14.1 Power of Attorney. Each Member hereby agrees that, upon the execution of this Agreement, it shall and hereby does consent and appoint the Manager as its true and lawful attorney, coupled with an interest in its name, place and stead to sign, execute, acknowledge, swear to and file any and all documents which in the discretion of such attorney are required to be signed, executed, acknowledged, sworn to or filed by the Member to discharge the purposes of the Company as hereinabove stated. Without limitation, among the documents which the Manager may execute on behalf of each Member shall be the following:

(a) Amendments to Agreement. Any amendments to this Agreement, when this Agreement is amended in accordance with Section 14.2.

(b) Articles and Other Instruments. The Certificate of Formation required of the Company by the Act (and the laws of any other jurisdiction deemed necessary by the Manager) and any other instrument which may be required of the Company or a Member pursuant to the Act or the laws of any other jurisdiction.

(c) Amendments to Certificate. Any amendments to the Certificate of Formation of the Company made pursuant to Section 14.2.

The grant of authority set forth in this Section is a special power of attorney coupled with an interest, is irrevocable and shall survive the death, incapacity, liquidation or dissolution of a Member; may be exercised by the Manager for a Member by a facsimile signature or by listing the names of all of the Members executing any instrument with the signature of the Manager, as attorney in fact for all of them; and shall survive the delivery of an assignment by a Member of all or any portion of its interest, except that where the assignee has been approved by the Manager and the vote of the Members which hold all of the Percentage Interests for admission to the Company as a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument necessary to effect such substitution, and the grant of authority set forth in Section 14.1 shall be deemed to have been made by such substitute Member.

14.2 Amendments. The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the vote of Members holding all of the Percentage Interests.

ARTICLE 15

Securities Laws Representations

(a) No Registration Statement. No registration statement relating to interests in the Company or otherwise has been or shall be filed with the United States Securities and Exchange Commission under the Federal Securities Act of 1933, as amended, or the securities laws of any state.

(b) Representations and Warranties. Each Member represents and warrants to the Manager and to the Company that:

(i) Such Member has the power and authority to execute and comply with the terms and provisions hereof.

(ii) Such Member’s interest in the Company has been or will be acquired solely by and for the account of such Member for investment purposes only and is not being purchased for subdivision, fractionalization, resale or distribution; such Member has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else such Member’s interest (or any portion thereof); and such Member has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(iii) Such Member’s interest in the Company has not and will not be registered under the Federal Securities Act of 1933, as amended, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of said Securities Act of 1933, as amended, and the applicable state securities laws, or compliance with exemptions, if any, available thereunder. Such Member understands that neither the Company nor the Manager has any obligation or intention to register the interests under any Federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act of 1933, as amended.

(iv) Such Member expressly represents that (A) it has such knowledge and experience in financial and business matters in general, and in investments of the type to be made by the Company in particular; (B) it is capable of evaluating the merits and risks of an investment in the Company; (C) its financial condition is such that it has no need for liquidity with respect to its investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (D) it is able to bear the economic risk of its investment in the Company for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect it; and (E) it has either secured independent tax advice with respect to the investment in the Company, upon which it is solely relying, or it is sufficiently familiar with the income taxation of partnerships that it has deemed such independent advice unnecessary.

(v) Such Member acknowledges that the Manager has made all documents pertaining to the transaction available and has allowed it an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents. Such Member is aware of the provisions of this Agreement providing for additional capital contributions and dilution of its interest in the Company.

(vi) Such Member has relied solely upon the documents submitted to it and independent investigations made by it in making the decision to purchase its interest in the Company.

(vii) Such Member expressly acknowledges that (A) no Federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to such Member or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Company; (B) there are restrictions on the transferability of such Member’s interest in the Company; (C) there will be no public market for the interest, and, accordingly, it may not be possible for such Member to liquidate its investment in the Company; and (D) any anticipated Federal or state income tax benefits applicable to such Member’s interest may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(viii) If the Member is an individual, that his or her bona fide place of residence is as set forth on the signature pages hereof. If the Member is a corporation, partnership or limited liability company, that its bona fide principal place of business is at the address set forth on the signature pages hereof and that it was not formed for the purpose of making an investment in the Company. If the Member is a trust, the aforesaid representations shall be made by the trustee.

ARTICLE 16

General Provisions

16.1 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given:

(a) Upon personal delivery.

(b) On the fifth business day following mailing from within the United States by first class United States mail, postage prepaid, certified mail.

(c) On the next business day following delivery via a recognized overnight delivery service such as Federal Express or DHL.

Notices, offers or other communications to the Company shall be addressed to the Company in care of each Manager at the address beneath each Manager’s name on the signature page of this Agreement. Notices, offers or other communications to the Manager shall be addressed to the each Manager at the address beneath each Manager’s name on the signature page of this Agreement. Notices, offers or other communications to a Member shall be addressed to the Member at the address beneath the Manager’s name on the signature page of this Agreement. Any Member or Manager may change its address for all future notices, offers or other communications by giving notice to the Manager and all Members stating its new address.

16.2 Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Members and their legal representatives, heirs, successors and Permitted Assigns, except as expressly herein otherwise provided.

16.3 Governing Law. This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

16.4 Personal Jurisdiction. The Company, the Manager and each Member hereby irrevocably consent to the jurisdiction of the state courts located in Los Angeles, California for purposes of any litigation among or between the Company, the Manager and any Member concerning the Company or this Agreement. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by certified mail to the address of such person set forth herein (with certified mail to the copy recipient) or to any subsequent address to which notices shall be sent.

16.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

16.5 Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.6 Members Not Agents. Nothing contained herein shall be construed to constitute any Member the agent of another Member, except as specifically provided herein.

16.7 Entire Understanding. This Agreement constitutes the entire understanding among the Members and supersedes any prior understanding and/or written or oral agreements among them with respect to limited liability company agreement of the Company.

16.8 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other then those to which it is held invalid by such court, shall not be affected thereby.

16.9 Further Assurances. Each of the Members shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof. Recognizing that each Member may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees or the like, the then-current status of performance hereunder, each Member agrees, upon the written request of another Member (including the Manager, for and on behalf of the Company), from time to time, to furnish promptly a written statement of the status of any matter pertaining to this Agreement or the Company to the best of the knowledge and belief of the Member making such statements, no more than once per calendar quarter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written.

Signatures begin on the next page.

MANAGERS

/s/ Ryan Blair
Ryan Blair

/s/ Blake Mallen
Blake Mallen

/s/ Nick Sarnicola
Nick Sarnicola

MEMBERS	PERCENTAGE INTEREST	CAPITAL CONTRIBUTION

Ryan Blair	33.3% of Common A	$100.00

	33.3% of Common A	$100.00
Blake Mallen

	33.3% of Common A	$100.00
Nick Sarnicola

APPENDIX A

Major Decisions

1. The sale, assignment, exchange, transfer, lease, grant of rights of first refusal or options with respect to, or other disposition of all or substantially all of the assets of the Company (including any interests, if any, in subsidiaries or affiliates) in any transaction or series of transactions.

2. The acquisition of any interest in any business (whether by a purchase of assets, purchase of stock merger or otherwise) or a merger, consolidation, reorganization, or recapitalization with any person or entity.

3. The making of an assignment for the benefit of creditors or admitting in writing the inability of the Company to pay its debts generally as they become due or petitioning or applying to any tribunal for the appointment of a custodian, trustee, receiver or liquidator for the Company or of any substantial part of the assets, or commencing of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction.

4. Changes to the Operating Agreement.

EXHIBIT B

Form of Registration Rights Agreement

VISALUS HOLDINGS, LLC

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 5th day of December, 2005, by and among Visalus Holdings, LLC, a Delaware limited liability company (the “Company”) and Ropart Asset Management Fund, LLC, a Delaware limited liability company (the “Preferred Holder”).

WHEREAS, the Preferred Holder is the holder of all of the Company’s issued and outstanding Series A Convertible Participating Preferred Units (the “Series A Preferred Units”);

WHEREAS, the parties hereto desire to provide the Preferred Holder with (i) certain rights to register Registrable Securities (as defined below), and (ii) the benefit of certain Company covenants.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Common Units” shall mean the Company’s Common Units

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(d) “Initial Common Holders” shall mean each of the holders of the Company’s Common Units listed on Schedule A hereto.

(e) “Holder” shall mean (i) any Unit Holder who holds Registrable Securities and (ii) any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with this Agreement.

(f) “LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company, as amended from time to time.

(g) “Person” means an individual or group of individuals, a corporation, an association, a partnership, a limited or general limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.

(h) “Qualified Public Offering” shall mean an initial public offering of the Company’s Common Units or any other type of equity securities that are included as Registrable Securities registered pursuant to the Securities Act resulting in (x) aggregate gross proceeds equal to or greater than $15,000,000 and (y) if Series A Preferred Units are outstanding, the per share or unit price paid for such shares or units shall be at least $3 (such amount as appropriately adjusted for any combinations, consolidations, stock or unit splits, or stock or unit distributions or stock or unit dividends with respect to such stock or units).

(i) “Registrable Securities” shall mean (i) Common Units, (ii) Common Units issued or issuable pursuant to the conversion of the Series A Preferred Units, (iii) any equity securities issued or issuable as a dividend or other distribution with respect to the Common Units referenced in clauses (i) or (ii) above, or (iv) any equity securities issued or issuable with respect to the Series A Preferred Units or the Common Units described in clauses (i), (ii) or (iii) above by way of a combination of units or shares, recapitalization, merger, consolidation or other reorganization, including pursuant to Article IX of the LLC Agreement; provided, however, that Registrable Securities shall not include any equity securities which have previously been registered or which have been sold to the public.

(j) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(k) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and reasonable fees and disbursements of one counsel to the Holders (acting as a single group) selected by them (provided that the Company shall not be responsible for such counsel’s fees in excess of $25,000 for any single registration), but shall not include Selling Expenses.

(1) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(m) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(n) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

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(o) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than such fees and disbursements included in Registration Expenses).

(p) “Unit Holder” or “Unit Holders” shall mean the Initial Common Holders and the Preferred Holder.

(q) “Units” shall mean the Common Units and Series A Preferred Units.

SECTION 2

REGISTRATION RIGHTS

2.1 Demand Registration.

(a) Request for Registration. If the Company shall receive from the Preferred Holder a written request that the Company effect a registration with respect to all or a part of the Registrable Securities, the Company will:

(i) within ten (10) days of receipt thereof, give written notice of the proposed registration to all other Holders; and

(ii) use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is delivered.

The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction;

(B) After the Company has initiated two (2) such registrations pursuant to Section 2.1(a) (counting for these purposes only (I) registrations which have been declared or ordered effective and pursuant to which securities have been sold (other than if the Holders elected not to sell securities pursuant to such registration; provided that, if the Holders pay the Registration Expenses incurred in connection with such registration, such registration shall not count as a registration for purposes of this Section 2.1) and (II) registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 2.4 hereof except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1);

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(C) The Company shall not be obligated to effect any such registration within ninety (90) days of the effective date of a previous registration; or

(D) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing all commercially reasonable efforts to cause such registration statement to become effective.

(b) Registration Statement. Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within sixty (60) days after receipt of the request or requests of the Preferred Holder; provided, however, that if (i) in the good faith judgment of the Management Board of the Company (the “Board”), such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; provided that (except as provided in clause (D) above) the Company may not defer the filing for a period of more than one hundred twenty (120) days after receipt of the request of the Preferred Holder; and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

(c) Inclusion of Other Securities of the Company. The registration statement filed pursuant to the request of the Preferred Holder may, subject to the provisions of Sections 2.1(d) and 2.1(e) hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

(d) Underwriting. If an underwriter is engaged by the Preferred Holder, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder’s execution of an underwriting agreement and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the Preferred Holder and such Holder with respect to such participation and inclusion) to the extent provided herein.

(e) Procedures. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Preferred Holder shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their

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securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to the Preferred Holder. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter and/or the Preferred Holder. The Registrable Securities so excluded shall also be withdrawn from registration. If Registrable Securities are so withdrawn from the registration and if the number of securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.1(f), then the Company shall offer to all Holders who have retained rights to include Registrable Securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of Registrable Securities so withdrawn, with such number of Registrable Securities to be allocated among such Holders requesting additional inclusion in accordance with Section 2.1(f).

(f) Priority on Demand Registration. Notwithstanding any other provision of this Section 2.1, if the representative of the underwriters advises the Preferred Holder in writing that marketing factors require a limitation on the number of Registrable Securities to be underwritten, then the Preferred Holder shall so advise all holders of Registrable Securities that would otherwise be underwritten, and the number of Registrable Securities to be included in the underwriting or registration shall be allocated (i) first to the Preferred Holder (the “Priority Registrable Securities”), (ii) second among all other Holders, excluding the Preferred Holder, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company requested for inclusion by such other Holders (the “Secondary Registrable Securities”), and (iii) third to any other Common Units of the Company (including Common Units issued or issuable upon conversion of any currently unissued series of preferred unit of the Company) or other securities of the Company (the “Other Securities”).

(g) Suspension of Sales. Notwithstanding anything else to the contrary set forth herein, the Company shall be entitled to postpone or suspend, for a reasonable period of time (provided that such reasonable period of time does not exceed one hundred twenty (120) consecutive days in any two (2) year period, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its equity holders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

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In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.1(g), the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.2 Company Registration.

(a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders (other than pursuant to Section 2.1 or 2.3 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is delivered by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. If any person does not agree to the terms of any such underwriting, he or she shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If Registrable Securities are so withdrawn from the registration and if the number of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of Registrable Securities so withdrawn, with such Registrable Securities to be allocated among the persons requesting additional inclusion in accordance with Section 2.2(c).

(c) Priority on Company Registrations. Notwithstanding any other provision of this Section 2.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of Registrable Securities to be underwritten, the representative may (subject to the limitations set forth below) exclude the Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration

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and underwriting, to the extent so advised by the underwriters; provided that (i) first, the securities the Company proposes to sell shall be included, (ii) second, the Priority Registrable Securities, if any, requested to be included in the registration shall be included, (iii) third, the Secondary Registrable Securities, if any, requested to be included in the registration shall be included, pro rata among the Holders of such Secondary Registrable Securities on the basis of the number of Secondary Registrable Securities each such Holder requested to be included in the registration, and (iv) fourth, Other Securities shall be included, pro rata among the holders of such Other Securities on the basis of the number of Other Securities each such holder requested to be included.

2.3 Registration on Form S-3.

(a) After its initial public offering, the Company shall use its commercial best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2, the Preferred Holder shall have the right to request registrations on Form S-3 or any similar short form registration (such requests shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended methods of disposition of such Registrable Securities by the Preferred Holder); provided, however, that the Company shall have the right to defer one (1) such filing for a period of not more than ninety (90) days after receipt of the request of the Preferred Holder, provided that the Company shall not defer its obligations in this manner more than once in any twelve (12) month period; and, provided further, that the Company shall not be obligated to effect any such registration: (i) if the Preferred Holder, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; (ii) in a given twelve (12) month period, after the Company has effected one such registration in any such period; (iii) if the registration is in any jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process to effect such registration; (iv) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration, or (v) if the Company has effected two (2) such registrations on Form S-3 pursuant to this Section 2.3(a) (counting for these purposes only (I) registrations which have been declared or ordered effective and pursuant to which securities have been sold (other than if the Holders elected not to sell securities pursuant to such registration); provided that, if the Preferred Holder pays the Registration Expenses incurred in connection with such registration, such registration shall not count as a registration for purposes of this Section 2.3) and (II) registrations which have been withdrawn by the Preferred Holder as to which the Preferred Holder has not elected to bear the Registration Expenses pursuant to Section 2.4 hereof; provided that in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Preferred Holder at the time of its request for registration under this Section 2.3(a), such registration shall not count as a registration for purposes of this Section 2.3).

(b) If a request complying with the requirements of Section 2.3(a) hereof is delivered to the Company, the provisions of Sections 2.1 (a)(i) and (ii), 2.1(b) and 2.1 (c) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 2.1(d) and 2.1(e) hereof shall apply to such registration.

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2.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that, with respect to any registration proceeding begun pursuant to Sections 2.1 or 2.3, if the registration request is subsequently withdrawn at the request of the Preferred Holder, the Preferred Holder may elect to bear such expenses. All Selling Expenses relating to securities registered pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Holders of such securities pro rata on the basis of the number of Registrable Securities so registered on their behalf.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercial best efforts to:

(a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Units (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended to a period of one (1) year;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which such statements were made, and promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which such statements were made;

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(e) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(f) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of the Registrable Securities; provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions;

(g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2 (except in the case of registration on Form S-3), on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(h) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(i) Promptly notify the Holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such persons) confirm such notification in writing: (i) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such document; (ii) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (iii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

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(j) Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company is then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by the registration statement as a NASDAQ “national market system security” within the meaning of Rule 11a2-1 under the 1934 Act or, failing that, use its best efforts to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, use its best efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(k) Enter into such customary agreements (including, without limitation, underwriting agreements in customary form) and take all such other actions as shall be necessary or customary in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock or unit split or a combination of shares or units);

(I) Make available for inspection by any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (“Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company in each case that are relevant to such registration statement (“Records”), and cause the Company’s officers, directors, employees and independent accountants to supply all relevant information reasonably requested by any such Inspector in connection with the registration statement; provided that the Company shall not be required to comply with this Section 2.5(m) to the extent there is a reasonable likelihood, in the reasonable judgment of the Company, that such delivery could result in the loss of any attorney client privilege related thereto; and provided further that Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall be used only in connection with such registration, and shall be kept confidential and shall not be disclosed by the Inspectors (other than to any Holder of Registrable Securities) unless (i) such Records have become generally available to the public or (ii) the disclosure of such Records may be necessary or appropriate (A) in compliance with any law, rule, regulation or order applicable to any such Inspector or Holder of Registrable Securities, (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which any such Inspector or Holder of Registrable Securities is a party; provided that prior notice be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to this clause to permit the Company to obtain a protective order (or waive the provisions of this clause) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector;

(m) Permit any Holder of Registrable Securities to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing relating to such Holder or its plan of distribution, which in the reasonable judgment of the Holder and its counsel should be included;

(n) Make every commercially reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance

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of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(o) Use its best efforts to cause such Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities; and

(p) Cooperate with the selling Holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of Registrable Securities to the underwriters.

2.6 Indemnification.

(a) The Company (i) will indemnify and hold harmless each Holder, each of its officers, directors, partners, employees, members, managers, agents, legal counsel, accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (each, an “Indemnitee”), from and against all expenses, claims, costs, losses, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), joint or several, to which such Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which such statements were made, (C) any violation by the Company of the Securities Act or any State Securities or “blue sky” laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, (D) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), or (E) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such

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registration or qualification, and (ii) will reimburse each such Holder, each of its officers, directors, partners, employees, members and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action promptly after being so incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission or alleged untrue statement or omission, made in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein or (ii) the failure of such Holder to timely deliver a prospectus in connection with the offer or sale of Registrable Securities (so long as the Company furnished such prospectus to the Holder in a timely manner).

(b) Each Holder (i) will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each such other selling Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), joint or several, to which the Company or such officer, director, other selling Holder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse the Company, such other selling Holders, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in conformity with written information furnished to the Company by such Holder, and stated to be specifically for use therein; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder from Registrable Securities sold in such offering. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any selling Holder hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this Section 2.6(b).

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the

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defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and of the Indemnifying Party on the other in connection with the actions or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Securities offered by it pursuant to such registration statement except in the case of willful fraud by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities (as defined in Rule 144) to the public without registration, the Company agrees (if, as and when the Company becomes subject to the Securities Act and/or Exchange Act) to use commercially reasonable efforts to:

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(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(c) Take such action, including the voluntary registration of its Registrable Securities under Section 12 of the Exchange Act, as is necessary to enable the Holders to use Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its equity securities to the general public is declared effective; and

(d) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.9 “Market Stand-Off” Agreement. If requested by the Company and an underwriter of Common Units (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Units (or other securities) of the Company held by such Holder (other than those included in the registration) for no more than 180 days from the effective date of the first registration of the Company’s securities, including securities to be sold on its behalf to the public in an underwritten offering; provided, however, that all executive officers of the Company, directors of the Company, and one percent (1%) or greater equity holders of the Company who are parties to this Agreement shall be bound by the same restrictions.

The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to such securities subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

2.10 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.11 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate upon the expiration of five (5) years after the closing of a Qualified Public Offering or such earlier time at which such Holder can sell all Registrable Securities held by him, her or it in compliance with Rule 144(k).

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SECTION 3

MISCELLANEOUS

3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware.

3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided that each Unit Holder may only assign his or her rights hereunder in connection with a transfer of Registrable Securities made in compliance with the terms and conditions of the LLC Agreement and provided, further, that only those Registrable Securities so transferred by such Unit Holder shall be deemed “Registrable Securities” hereunder.

3.3 Entire Agreement; Amendment; Waiver.

(a) This Agreement (including the schedules hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(b) Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Preferred Holder. Any such amendment, waiver, discharge or termination shall be binding on all the Unit Holders. In the event that the Preferred Holder transfers any or all of the Series A Preferred Units, the Company hereby agrees to amend this Agreement as necessary to (i) extend the rights and obligations of the Preferred Holder hereunder to all holders of the Series A Preferred Units, (ii) make the registration rights hereunder exercisable by the holders of a majority of the Series A Preferred Units, and (iii) permit exercise of the registration rights provided herein by some but not all holders of Series A Preferred Units. No other registration rights may be granted without the consent of the Preferred Holder, unless such registration rights are subordinate to those of the Preferred Holder.

3.4 Notices, etc. Any notice and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile (with electronic confirmation) or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address indicated for such party below or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto, and (a) if to the Company, at [                    ] with a copy (which shall not constitute notice) to [                    ], Attn.: [                    ], Facsimile: [                    ], (b) if to the Preferred Holder, at [                    ], with a copy (which shall not constitute notice) to Finn Dixon & Herling LLP, One Landmark Square, Stamford, Connecticut 06901, Attn.: Erik A. Bergman, Esq., Facsimile: (203) 348-5777, or (c) if to an Initial Common Holder, as indicated on the list of Initial Common Holders attached hereto as Schedule A. All such notices and other written communications shall be effective on the earlier of: (i) five (5) days from the date of mailing, (ii) confirmed facsimile transfer, or (iii) actual receipt by the party to be notified.

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3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Unit Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Unit Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Unit Holder of any breach or default under this Agreement or any waiver on the part of any Unit Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Unit Holder, shall be cumulative and not alternative.

3.6 Rights; Separability. Unless otherwise expressly provided herein, a Unit Holder’s rights hereunder are several rights, not rights jointly held with any of the other Unit Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3.9 Aggregation of Units. All Units held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signatures begin on following page]

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[Signature Page to Visalus Holdings, LLC Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

COMPANY:

VISALUS HOLDINGS LLC.

By:	/s/ Ryan Blair
Name: Ryan Blair
Title:

PREFERRED HOLDER:

ROPART ASSET MANAGEMENT FUND, LLC

By:	/s/ Todd A. Goergen
Name: Todd A. Goergen
Title:

SCHEDULE A

Initial Common Holders

Name of Initial Common Holder	Address of Initial Common Holder
Ryan Blair	6300 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90048

Blake Mallen	6300 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90048

Nick Sarnicola	6300 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90048

EXHIBIT C

Form of Put Agreement

PUT AGREEMENT

THIS PUT AGREEMENT (this “Agreement”), entered into as of the 5th day of December, 2005, is by and between ROPART ASSET MANAGEMENT FUND, LLC, a Delaware limited liability company (“RAM”) and VISALUS HOLDINGS, LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, RAM owns one million, five hundred thousand (1,500,000) Series A Convertible Participating Preferred Units of the Company (such Series A Convertible Participating Preferred Units and any Series A Convertible Participating Preferred Units subsequently purchased by RAM being referred to herein as the “Units”); and

WHEREAS, the Company desires to grant to RAM the right and option to require the Company to purchase all of the Units held by RAM at the times and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PUT RIGHT

1. Put Right. The Company hereby grants to RAM the right and option to require the Company to purchase (the “Put Right”) all, or any number of, the Units held by RAM at any time:

(a) on or after the fifth anniversary of the date hereof, at a purchase price equal to the greater of the amounts calculated pursuant to Section 2(a) and 2(b) below;

(b) on or after any date upon which the Company, any officer of the Company or any other member of the Company, or any affiliate of any thereof, violates the terms of Section 10.10(a) of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended, regarding non-disclosure of the involvement of members of the Goergen family with the Company and such violation is not cured to the satisfaction of RAM, in its sole discretion, within 30 days of such violation, at a purchase price determined pursuant to Section 2(a) below; and

(c) on or after any date upon which the Company fails to comply with the financial reporting requirements set forth in Section 6.1 of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended, and such failure is not cured within 30 days of such failure, at a purchase price determined pursuant to Section 2(b) below.

Any date upon which the Put Right is exercised by RAM shall be referred to herein as a “Put Exercise Date”.

2. Purchase Price. The price the Company shall pay for the Units upon exercise by RAM of the Put Right (the “Purchase Price”) shall be calculated as follows:

(a) an amount per Unit equal to two (2) times the amount per Unit paid by RAM for such Units as are being sold to the Company pursuant to the Put Right; or

(b) an amount equal to the fair market value of such Units as are being sold to the Company pursuant to the Put Right, as agreed upon by RAM and the Company; provided that if RAM and the Company are unable to agree on the fair market value of such Units, the Company shall retain a qualified investment banker with no less than five years of experience in valuing privately held companies (“Investment Banker”) (at the Company’s sole cost and expense) to determine the fair market value of the Units. The Investment Banker must be acceptable to RAM, which acceptance will not be unreasonably withheld. There shall be no minority or liquidity discount applied to the Units in determining the fair market value.

3. Exercise of Put Right. RAM may exercise the Put Right by delivering to the Company, no later than thirty (30) days prior to the relevant Put Exercise Date, a notice (the “Put Exercise Notice”) that RAM intends to exercise its Put Right. The Put Exercise Notice shall specify the Put Exercise Date upon which the parties shall consummate the purchase and sale of the Units (such consummation being referred to herein as the “Put Closing”), and the number of Units to be subject to such purchase and sale.

4. Payment of Purchase Price. Payment by the Company to RAM of any Put Purchase Price payable pursuant to this Agreement shall be made on a schedule to be agreed between the parties hereto in good faith, taking into account the then current cash flow of the Company and the Company’s other financial resources, including the availability of financing. If and to the extent that the full amount of the Purchase Price is not paid at the Put Closing, the obligation of the Company to pay such unpaid amount shall be evidenced by a promissory note, in a form to be provided by RAM, paying interest at 8% per annum and secured by a lien against all of the assets of the Company (the “Note”).

5. Put Closing. The Put Closing shall occur at 11:00 a.m. on the Put Exercise Date at the offices of the legal counsel for RAM, Finn Dixon & Herling LLP, One Landmark Square, Stamford, Connecticut 06901, or at such other time and place as the parties may agree.

(a) RAM Deliveries. At any Put Closing, RAM shall deliver to the Company the following:

(1) a Purchase and Sale Agreement (a “Purchase Agreement”) duly executed by RAM in a form to be agreed in good faith by the parties hereto, together with such instruments of transfer, certificates, agreements and other documents as may be required pursuant thereto;

(2) all consents and approvals of any governmental authority or other person that may be required to enable RAM to consummate the sale of the Units to be purchased and sold at such Put Closing.

(b) Company Deliveries. At any Put Closing, the Company shall deliver to RAM the following:

(1) a Purchase Agreement duly executed by the Company, together with such instruments of transfer, certificates, agreements and other documents as may be required pursuant thereto;

(2) all consents and approvals of any governmental authority or other person that may be required to enable the Company to consummate the purchase of the Units to be purchased and sold at such Put Closing;

(3) such other documents as may reasonably be requested by RAM in connection with the purchase and sale of the Units to be purchased and sold at the Put Closing; and

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(4) such amount of the Put Purchase Price, if any, that has been agreed to be paid at the Put Closing pursuant to Section 4 above and/or the Note.

6. Conditions Precedent to the Put Closing.

(a) Conditions Precedent to the Company’s Obligations. The obligation of the Company to consummate the purchase of the Units at the Put Closing shall be subject to the satisfaction of the following conditions at or before such Put Closing:

(1) each condition precedent to the Company’s obligation to consummate the purchase of the Units to be purchased and sold at such Put Closing set forth in the Purchase Agreement shall have been satisfied or waived by the Company, in its sole discretion, on or before the Put Closing Date; and

(2) all material consents or approvals of any governmental authority or other person that are required for the consummation of the purchase and sale of the RAM Units to be purchased and sold at such Put Closing will have been obtained; and

(3) no action or proceeding before any court or government body, or any claim by a third party, will be pending or threatened against the Company or RAM wherein an unfavorable judgment, decree, order or resolution thereof would prevent the carrying out of consummation of the purchase and sale of the Units to be purchased and sold at such Put Closing; and

(4) on the Put Closing Date, RAM will have delivered to the Company each of the items specified in Section 5(a), above.

(b) Conditions Precedent to RAM’s Obligations. The obligation of RAM to consummate the sale of the Units at the Put Closing shall be subject to the satisfaction of the following conditions at or before such Put Closing:

(1) each condition precedent to RAM’s obligation to consummate the sale of the Units to be purchased and sold at such Put Closing set forth in the Purchase Agreement shall have been satisfied or waived by RAM, in its sole discretion, on or before the Put Closing Date; and

(2) all material consents or approvals of any governmental authority or other person that are required for the consummation of the purchase and sale of the Units to be purchased and sold at such Put Closing will have been obtained; and

(3) no action or proceeding before any court or government body, or any claim by a third party, will be pending or threatened against the Company or RAM wherein an unfavorable judgment, decree, order or resolution thereof would prevent the carrying out of consummation of the purchase and sale of the Units to be purchased and sold at such Put Closing; and

(4) on the Put Closing Date, the Company will have delivered to RAM each of the items specified in Section 5(b), above.

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MISCELLANEOUS

7. Representations and Warranties of RAM. RAM represents and warrants to the Company as follows as of the date hereof and at all times prior to the expiration of the Put Right:

(a) RAM has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully RAM’s obligations hereunder. This Agreement has been duly executed and delivered by RAM and constitutes the legal, valid and binding obligation of RAM enforceable against RAM in accordance with its terms.

(b) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by RAM of this Agreement in accordance with its terms and conditions will not: (i) require any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person; (ii) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien on the Units or upon the assets, properties or businesses of RAM under, any of the terms, conditions or provisions of any contract or other agreement to which RAM is a party or by or to which RAM or the Units are bound or subject; or (iii) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to RAM or to the Units. As used in this Agreement, the terms “Lien” or “Liens” mean and includes any lien, security interest, pledge, charge, option, right of first refusal, claim, mortgage, easement, restriction or any other encumbrance whatsoever.

8. Representations and Warranties of the Company. The Company represents and warrants to RAM as follows as of the date hereof and at all times prior to the expiration of the Put Right:

(a) The Company has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully the Company’s obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(b) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Company of this Agreement in accordance with its terms and conditions will not: (i) require any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person; (ii) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien on the assets, properties or businesses of the Company under, any of the terms, conditions or provisions of any contract or other agreement to which the Company is a party or by which the Company is bound; or (iii) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company.

9. Specific Performance. If the Company breaches, or threatens to commit a breach of, any of the provisions hereof, RAM shall have the right and remedy to seek from any court of competent jurisdiction specific performance of such provisions or injunctive relief against any act which would

4

violate any of such provisions (in addition to, and not in lieu of, any other rights and remedies available to RAM under law or in equity), it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to RAM and that money damages will not provide an adequate remedy to RAM.

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

11. Governing Law; Jury Waiver; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought in the United States District Courts located in the state of Connecticut and, by the execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally accepts, with regard to any such action or proceeding, the nonexclusive jurisdiction of the aforesaid courts. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAlVES, AND COVENANTS THAT HE, SHE OR IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

12. Notices. Any and all notices, designations, consents, offers or any other communications provided for or referred to herein shall be given in writing by personal delivery or by registered or certified mail, return receipt requested, addressed to each party as follows:

To the Company:	Visalus Holdings, LLC
[Address]
Attention: Ryan Blair

Copy to:	Law In Progress, PC
26895 Aliso Creek Rd. Suite B573
Aliso Viejo CA 92656
Attn: Gerald Wolfe

To RAM:	Ropart Asset Management, LLC
One East Weaver Street
Greenwich, CT 06831
Attention:

Copy to:	Finn Dixon & Herling, LLP
One Landmark Square
Stamford, Connecticut 06901
Attention: Erik A. Bergman, Esq.

or at such other address as may be designated by such party in writing to the other parties, from time to time.

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13. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

14. Modification. No change or modification of this Agreement shall be binding or valid unless the same shall be in writing and signed by all parties hereto.

15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Wherever required by the context, as used in this Agreement, the singular number shall include the plural, the plural shall include the singular and all words herein in any gender shall be deemed to include the masculine, feminine and neutral genders. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

16. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.

17. Counterparts; Facsimile Signature. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

18. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

19. Expenses. Except as otherwise expressly provided in this Agreement, each of the parties hereto will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

20. Additional Acts and Documents. Each party hereto agrees to do such things, take all such actions, and make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement, in each case, at the sole expense of the party or parties so requested.

21. No Waiver. Failure of any party to this Agreement to require performance by another of any provision expressed herein shall in no way affect that party’s right to thereafter enforce such provision; nor shall the waiver by any party of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding or other breach of such provision or as a waiver of the provision itself or of any other provision.

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22. No Third-Party Beneficiaries. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

[Signatures are on the following page.]

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IN WITNESS WHEREOF, the parties have executed this instrument to be effective on the day and year first above written.

VISALUS HOLDINGS, LLC

By: /s/ Ryan Blair
Name: Title:

ROPART ASSET MANAGEMENT FUND, LLC

By: /s/ Todd A. Goergen
Name: Title:

[Signature Page to Put Agreement]

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